EXHIBIT 10.8



       _______________________________________________________________


                          LOMAS MORTGAGE USA, INC.,
                                the Company,

                                     and

                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                 the Lender




                     3/94 SENIOR SECURED WORKING CAPITAL
                              CREDIT AGREEMENT




                               March 21, 1994
       _______________________________________________________________

                                DEFINED TERMS


"3/94 Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . .  1
"6/93 Servicing Purchase Loan Agreement". . . . . . . . . . . . . . . . . 11
"Advance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
"Assignee". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
"Borrowing Base Report" . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Borrowing Date". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Borrowing" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Business Day". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Ceiling Rate". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Certificate of Sale" . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Chapter One" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Code". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Collateral". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Commitment". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
"control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"Credit Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
"Credit Request". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Debt". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Debtor Laws" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
"Default Event" . . . . . . . . . . . . . . . . . . . . . . . . . . . .4, 30
"Eligible Collateral" . . . . . . . . . . . . . . . . . . . . . . . . . .  4
"Eligible Foreclosure Receivable" . . . . . . . . . . . . . . . . . . . .  4
"Eligible Property Tax Refund Receivable" . . . . . . . . . . . . . . . .  5
"Eligible REO Sale Receivable". . . . . . . . . . . . . . . . . . . . . 5, 6
"Eligible Servicing Receivable" . . . . . . . . . . . . . . . . . . . . .  6
"Eligible T&I Receivable" . . . . . . . . . . . . . . . . . . . . . . . .  7
"FHA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
"Financed Receivable" . . . . . . . . . . . . . . . . . . . . . . . . . .  7
"Financial Statements". . . . . . . . . . . . . . . . . . . . . . . . . .  7
"Foreclosure Repurchase Payment". . . . . . . . . . . . . . . . . . . . .  7
"GAAP". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
"Governmental Authority". . . . . . . . . . . . . . . . . . . . . . . . .  8
"indicated rate ceiling". . . . . . . . . . . . . . . . . . . . . . . . .  3
"Ineligible Mortgage Loan". . . . . . . . . . . . . . . . . . . . . . . .  8
"Investment Securities Facilities Agreement". . . . . . . . . . . . . . .  8
"Legal Requirement" . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
"Lender". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 8
"Lien". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Loan Papers" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
"Loan". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"margin stock". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"Material Adverse Effect" . . . . . . . . . . . . . . . . . . . . . . . .  9
"Monetary Default". . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Mortgage Loan in Foreclosure". . . . . . . . . . . . . . . . . . . . . .  9
"Mortgage Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Nonmonetary Default" . . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Note Payment Account". . . . . . . . . . . . . . . . . . . . . . . . . .  9
"Obligations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"P&I Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Past Due Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Potential Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Prime Rate". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
"Property". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"purpose credit". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
"Regulation U". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Regulation X". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"REO Sold". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Security Instruments". . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Servicing Contract". . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Servicing Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"Servicing Sold". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
"System Copy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
"Termination Date". . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
"Texas Credit Code" . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
"UCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
"VA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
"Working Capital Collateral Value". . . . . . . . . . . . . . . . . . . . 12
"Working Capital Line Limit". . . . . . . . . . . . . . . . . . . . . . . 15
"Working Capital Note". . . . . . . . . . . . . . . . . . . . . . . . . . 15

                              TABLE OF CONTENTS


PREAMBLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 1.  GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  Other Terms and References. . . . . . . . . . . . . . . . . . . 15
     1.3  Accounting Principles . . . . . . . . . . . . . . . . . . . . . 16

SECTION 2.  COMMITMENT AND TERMS OF BORROWING AND PAYMENT . . . . . . . . 16
     2.1  Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     2.2  Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . 16
     2.3  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     2.4  Working Capital Note. . . . . . . . . . . . . . . . . . . . . . 17
     2.5  Payment Procedures. . . . . . . . . . . . . . . . . . . . . . . 17
     2.6  Interest and Principal Payments . . . . . . . . . . . . . . . . 17
     2.7  Past Due Rate . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.8  Interest Calculations . . . . . . . . . . . . . . . . . . . . . 18
     2.9  Usury Not Intended; Credit or Refund of Any Excess
            Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     2.10 Chapter 15 Inapplicable . . . . . . . . . . . . . . . . . . . . 19
     2.11 Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 3.  SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.1  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.2  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . 22
     3.3  Collection, Sale or Redemption of Collateral. . . . . . . . . . 23
     3.4  Collateral Value. . . . . . . . . . . . . . . . . . . . . . . . 23

SECTION 4.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . 24
     4.1  Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . 24
     4.2  All Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . 24

SECTION 5.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 25
     5.1  Authorization and Power . . . . . . . . . . . . . . . . . . . . 25
     5.2  No Conflicts or Consents. . . . . . . . . . . . . . . . . . . . 25
     5.3  Enforceable Obligations . . . . . . . . . . . . . . . . . . . . 25
     5.4  Priority of Liens . . . . . . . . . . . . . . . . . . . . . . . 25
     5.5  No Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     5.6  Financial Condition . . . . . . . . . . . . . . . . . . . . . . 25
     5.7  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . 26
     5.8  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

SECTION 6.  AFFIRMATIVE COVENANTS.. . . . . . . . . . . . . . . . . . . . 26
     6.1  Financial Statements, Reports . . . . . . . . . . . . . . . . . 26
     6.2  Borrowing Base Reports. . . . . . . . . . . . . . . . . . . . . 27
     6.3  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.4  Certificates of Sale. . . . . . . . . . . . . . . . . . . . . . 27
     6.5  Marking Collateral and Records. . . . . . . . . . . . . . . . . 27
     6.6  Assignment of Certificate of Sale and Further Acts. . . . . . . 27
     6.7  Other Papers. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.8  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 28
     6.9  Deliveries After a Default Event. . . . . . . . . . . . . . . . 28
     6.10 Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . 28
     6.11 Right of Inspection . . . . . . . . . . . . . . . . . . . . . . 29
     6.12 Notice of Default . . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 7.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 29
     7.1  Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . 29
     7.2  Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . 29

SECTION 8.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . 30
     8.1  Nature of Event . . . . . . . . . . . . . . . . . . . . . . . . 30
     8.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     8.3  Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . 33
     8.4  Private Sales . . . . . . . . . . . . . . . . . . . . . . . . . 34
     8.5  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     8.6  Performance by Lender . . . . . . . . . . . . . . . . . . . . . 34
     8.7  No Responsibility . . . . . . . . . . . . . . . . . . . . . . . 35
     8.8  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.9  Rights are Cumulative . . . . . . . . . . . . . . . . . . . . . 35
     8.10 Application of Payments and Proceeds. . . . . . . . . . . . . . 35
     8.11 Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SECTION 9.  Lender May Act Through Agents; Standard of Care, Release
            and Indemnification.. . . . . . . . . . . . . . . . . . . . . 36
     9.1  Employment of Others by the Lender. . . . . . . . . . . . . . . 36

SECTION 10.  Standard of Care, Release of Liability and Indemnification . 36

SECTION 11.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 37
     11.1 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     11.2 Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . 37
     11.3 Communications. . . . . . . . . . . . . . . . . . . . . . . . . 38
     11.4 Form and Number of Documents. . . . . . . . . . . . . . . . . . 38
     11.5 Exceptions to Covenants . . . . . . . . . . . . . . . . . . . . 38
     11.6 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     11.7 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 38
     11.8 Invalid Provisions. . . . . . . . . . . . . . . . . . . . . . . 39
     11.9 Amendments, Waivers, Etc. and Conflicts . . . . . . . . . . . . 39
     11.10  Multiple Counterparts . . . . . . . . . . . . . . . . . . . . 39
     11.11  Successors and Assigns. . . . . . . . . . . . . . . . . . . . 39
     11.12  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . 40
     11.13  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . 40

                     3/94 SENIOR SECURED WORKING CAPITAL
                              CREDIT AGREEMENT


PREAMBLE

     THIS 3/94 SENIOR SECURED WORKING CAPITAL CREDIT AGREEMENT dated as of March 21, 1994 (this "3/94 Credit Agreement" and as it may be supplemented, amended or restated from time to time, this "Agreement" or the "Credit Agreement") between LOMAS MORTGAGE USA, INC. (the "Company"), a Connecticut corporation and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Lender"), a national banking association.

                                 WITNESSETH:

RECITALS:

     Lender has agreed to grant the Company's request to provide secured senior working capital financing for (1) first mortgage promissory note receivables owned and held by the Company as approved in writing by the Lender, (2) a specific contract for deed agreement for a property whose title is held by the Company until satisfaction of the terms of the contract for deed by the obligor and (3) the Company's claims as servicer, master servicer or subservicer for reimbursement from others for whom the Company services residential mortgage loans or from the mortgagors themselves for (a) foreclosure costs paid, (b) advances made to pay property taxes, assessments, maintenance fees and casualty insurance premiums in respect of property securing such serviced mortgage loans where the related escrow balances are insufficient to pay them and (c) other advances that the Company's mortgage loan servicing agreements with such investors obligate the Company to make,
(4) receivables held by the Company for reimbursement of overpayments or erroneous payments made to taxing authorities, (5) receivables held by the Company from arm's-length sales to unrelated third parties of real estate acquired by the Company through foreclosure (or conveyances to the Company in lieu of foreclosure) of mortgage loans owned by the Company and (6) receivables held by the Company from arm's length sales to unrelated third parties of mortgage loan servicing rights.

     The Company is the borrower under the Restated Loan and Security Agreement dated as of July 8, 1993 with Bank One, Texas, N.A., as "Administrative Agent" and an "Agent" for the "Banks" that are also parties to it, with the Lender as "Syndication Agent" and also an "Agent" for the Banks, and with Bank One, Texas, N.A., the Lender and certain other banks as the "Banks". Such Restated Loan and Security Agreement, as it has been amended to date, is called the "7/93 RL&S Agreement". The reader is hereby referred to the 7/93 RL&S Agreement for all purposes, and any capitalized terms that are italicized and used without definition in this Agreement have the meanings assigned to them in the 7/93 RL&S Agreement.

     The credit shall be provided, secured, earn interest and be repaid, and shall otherwise operate, in accordance with the following terms, covenants and conditions.

AGREEMENTS:

     For good and valuable consideration, the receipt and sufficiency of which the Company and the Lender each acknowledge, they hereby agree as follows:

SECTION 1.  GENERAL TERMS

     1.1 Defined Terms. As stated in the recitals above, italicized capitalized terms used in this Agreement are defined in the 7/93 RL&S Agreement and it is to be referred to for definitions of those terms. As used in this Agreement and, unless otherwise specified, in each exhibit or schedule to this Credit Agreement and each Credit Paper, these terms have these meanings:

     "Advance" means an amount lent by Lender to the Company under this Agreement and is the complement to Borrowing, viewed from the Lender's position.

     "Affiliate" of a Person means any other Person who, directly or indirectly through ownership, voting securities, contract or otherwise, controls, is controlled by or is under common control with that Person, and, for purposes of this definition "control" and correlative terms mean the (i) power to direct, or to cause the direction of, that Person's management or policies or (ii) ownership or voting control of ten percent (10%) or more of the Voting Shares of that Person.

     "Borrowing" means an amount borrowed by the Company from the Lender under this Agreement and is the complement to Advance, viewed from the Borrower's position.

     "Borrowing Base Report" means a report prepared by the Company at least semimonthly (as of the fifteenth and last day of each month) substantially in the form of the "Lomas Mortgage USA Borrowing Base Summary as of March 16, 1994" and its supporting "Lomas Mortgage USA Schedule of Eligible Receivables March 16, 1994" and "Lomas Mortgage USA Schedule of Receivables by Account March 16, 1994" that are reproduced as Schedule BB.

     "Borrowing Date" has the meaning stated in Section 2.2(b).

     "Business Day" means any day other than Saturday, Sunday and any other day that national banks in Houston, Texas are authorized or required by applicable Law to be closed.

     "Ceiling Rate" means, on any day, the maximum nonusurious rate of inter-est permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One ("Chapter One") of Title 79, Texas Revised Civil Statutes, 1925, as amended (the "Texas Credit Code") establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. As to current and future balances, by notice to the Company, the Lender may from time to time implement any other ceiling under Chapter One if--and to the extent--permitted by Chapter One.

     "Certificate of Sale" means a certificate of sale, sheriff's certificate, certificate of purchase or comparable document under applicable state Law, issued to the Company pursuant to and in accordance with such applicable state Law following the foreclosure sale of the property securing a Mortgage Loan in Foreclosure to evidence or confirm the purchase of such property at such sale (subject to any applicable rights of redemption) by the Company, FHA or VA.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all Property in which the Company grants a Lien to Lender under the Credit Papers.

     "Commitment" means the obligation of the Lender to make Working Capital Loans pursuant to this Agreement.

     "Company" has the meaning stated in this Agreement's preamble.

     "Credit Papers" means (a) this Agreement, the Working Capital Note, (b) all other agreements, documents or instruments ever executed and delivered by the Company or any other Person in connection with, or as security for the payment or performance of, any or all of the Obligations and (c) all renewals, extensions, supplements, amendments, restatements and replacements of or to any of them.

     "Credit Request" means a written request for a Borrowing substantially in the form of Exhibit B.

     "Debt" of any Person means, at any time, the sum (without duplication) of (i) all of that Person's debt for borrowed money or for the deferred purchase price of Property or services or that is evidenced by a bond, debenture, note or other instrument, (ii) all of that Person's obligations under any capitalized lease, (iii) all of that Person's obligations in respect of letters of credit, acceptances or similar obligations issued or created for the account of that Person, (iv) all of that Person's direct and indirect guaranties of indebtedness of others, (v) all liabilities secured by any Lien existing on Property owned by that Person, including liabilities so secured that have not been assumed by that Person or with respect to which that Person is not personally liable and (vi) all of that Person's liabilities in respect of unfunded vested benefits under Plans.

     "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization and similar laws from time to time in effect that affect the rights of creditors generally.

     "Default Event" has the meaning stated in Section 8.1.

     "Eligible Collateral" means and includes each Eligible Foreclosure Receivable, Eligible Note Receivable, Eligible REO Sale Receivable, Eligible Servicing Receivable, Eligible Servicing Sale Receivable, Eligible Property Tax Refund Receivable and Eligible T&I Receivable.

     "Eligible Foreclosure Receivable" means a valid, readily enforceable and liquidated claim for the payment of money:

     (i) that is payable within one (1) year after the date a Foreclosure Repurchase Payment is made with respect to the related Mortgage Loan in Foreclosure;

     (ii) that is against either:

          (x) the VA under a VA guarantee of a Mortgage Loan in Foreclosure, but excluding any such claim arising out of a determination by VA to pay the full guaranty fee in respect of such Mortgage Loan in Foreclosure in lieu of bidding on the property being foreclosed (a so-called "VA no-bid");

          (y) the FHA under an FHA insurance policy insuring a Mortgage Loan in Foreclosure; or

          (z) one of the private mortgage insurers (if any) that are listed on Exhibit C (or otherwise hereafter approved in writing by the Lender) under a mortgage insurance policy insuring a Mortgage Loan in Foreclosure;

     (iii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien;

     (iv) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment; and

     (v) that the obligor has not denied or rejected and is enforceable without offset, counterclaim or defense of any kind.

     "Eligible Note Receivable" means a valid, readily enforceable and liquidated claim for the payment of money:

     (i) that is evidenced and secured by a valid and enforceable promissory note and first Lien against real property, or is evidenced by a valid and enforceable contract for deed in which the Company is the seller of real property that is free and clear of any other Lien;

     (ii)  that is not past due or delinquent;

     (iii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien, including the requirements that the promissory note itself have been endorsed in blank and it, a recordable assignment of the Lien securing it, an appraisal that meets all current Legal Requirements and a true copy of its recorded mortgage, have all been delivered to the Lender or to a custodian and bailee designated by the Lender or (in the case of a contract for deed) in which the Lender has been granted a Lien that is in form and substance appropriate, valid and enforceable under the Law of the State in which the real property that is its subject matter is located to give the Lender a first and prior perfected Lien in the seller's income stream, reversionary rights and enforcement rights, but none of the seller's liability, under the relevant contract for deed and as to which the Company's local counsel for such state has issued a legal opinion to the Lender in respect of such Lien that is reasonably satisfactory to the Lender and its counsel;

     (iv) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment;

     (v) that is enforceable without offset, counterclaim or defense of any kind; and

     (vi) that has been specifically approved in writing by the Lender as an Eligible Note Receivable.

     "Eligible Property Tax Refund Receivable" means a valid, readily enforceable claim against any taxing authority for repayment of any overpayment, extra payment or mispayment of property taxes paid by the Company in respect of any Mortgage Loan serviced (or subserviced) by the
Company:

     (i)  that is currently due from that taxing authority;

     (iii) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment; and

     (iv) that is enforceable without offset, counterclaim or defense of any kind.

     "Eligible REO Sale Receivable" means a valid, readily enforceable and liquidated claim for the payment of money arising from the Company's disposition of REO Sold:

     (i)  that is not past due or delinquent;

     (ii) that is payable within ninety (90) days after the date the Company conveyed the related REO Sold;

     (iii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien, including the requirements that if there is any promissory note evidencing it, the note shall have been endorsed in blank and a recordable assignment of all Liens (if any) securing it have all been delivered to the Lender or to a custodian and bailee designated by the Lender;

     (iv) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment;

     (v) that is enforceable without offset, counterclaim or defense of any kind.

     "Eligible Servicing Receivable" means a valid, readily enforceable and liquidated claim for the payment of money:

     (i) that is payable within one (1) year after the date the related Servicing Payment is made;

     (ii) that is a valid and enforceable claim under the Servicing Agreement between the Company, as servicer, master service or subservicer, and another Person that owns or holds the serviced Mortgage Loans or is its servicer, against either:

          (x) the Person that owns or holds the related Mortgage Loan or its servicing rights; or

          (y) the obligor on the related Mortgage Loan and the accounts of that obligor, and is a valid and enforceable claim under the Mortgage Loan's documents; and

     (iii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien;

     (iv) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment; and

     (v) that is enforceable without offset, counterclaim or defense of any kind.

     "Eligible Servicing Sale Receivable" means a valid, readily enforceable and liquidated claim for the payment of money arising from the Company's disposition of Servicing Sold;

     (i)  that is not past due or delinquent;

     (ii) that is payable within one hundred eighty (180) days after the date the Company conveyed the related Servicing Sold;

     (iii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien, including the requirements that if there is any promissory note evidencing it, the note shall have been endorsed in blank and it, a recordable assignment of all Liens (if any) securing it have all been delivered to the Lender or to a custodian and bailee designated by the Lender;

     (iv) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment;

     (v) that is enforceable without offset, counterclaim or defense of any kind.

     "Eligible T&I Receivable" means a valid, readily enforceable claim against any obligor on any Mortgage Loan and the accounts of that obligor for repayment of any T&I Payment made by the Company:

     (i)  that is currently due from that obligor;

     (ii) in which the Lender has been granted (pursuant to Section 3.1 or otherwise) and continues to hold a readily enforceable, first and prior perfected Lien;

     (iii) with respect to which there is no pending claim against the Company for any credit, allowance or adjustment; and

     (iv) that is enforceable without offset, counterclaim or defense of any kind.

     "FHA" means the Federal Housing Administration and any successor.

     "Financed Receivable" means any Mortgage Loan in Foreclosure, T&I Payment, REO Sold, Servicing Payment, Servicing Sold, property tax refund or Mortgage note or contract for deed that is financed (including refinancings) or requested to be financed, with Loan proceeds without regard to its eligibility for financing under this Agreement or its Working Capital Collateral Value.

     "Financial Statements" means balance sheets, profit and loss statements, statements of cash flow and any other financial statements, reports or information specified by the Lender.

     "Foreclosure Repurchase Payment" means a payment made by the Company to repurchase a delinquent Mortgage Loan from an investor, whether before or after foreclosure, that is--or after foreclosure, will be--a Mortgage Loan in Foreclosure and which payment, when paid, created or will create (as applicable) a reimbursement claim for the Company against the VA, the FHA or a private mortgage insurer.

     "GAAP" means generally accepted accounting principles consistently applied as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board and is in effect at the time of application of the provisions hereof so as to properly reflect the financial condition, and the results of operation and changes in cash flow, of the Company or such other Person as may be applicable; provided that wherever in this Agreement principles of accounting different from those required by GAAP are specified, the principles of accounting specified in this Agreement shall govern.

     "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or pertaining to it.

     "Ineligible Mortgage Loan" means a Mortgage Loan (a) that the Company has formally referred to legal counsel (whether in-house or outside legal counsel) for legal action to protect the Company's interest in the collateral securing such Mortgage Loan, (b) that is in foreclosure or (c) in respect of which for any other reason the full and timely recoverability of any T&I Advance made or to be made is or should be reasonably doubtful.

     "Investment Securities Facilities Agreement" means the October 30, 1990 letter loan agreement between the Lender and the Company that currently provides for a senior secured revolving credit facility for the Company of up to One Hundred Fifty Million Dollars ($150,000,000) from time to time permitted to be borrowed and outstanding to finance the Company's short term investments in investment grade securities, as it has been and may be supplemented, amended and restated from time to time (all of the other credit facilities formerly provided for under that loan agreement, as amended, having terminated.)

     "Law" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any (domestic or foreign) arbitrator, court or other Governmental Authority.

     "Legal Requirement" means, for any Person, the articles of incorporation and bylaws or other organization or governing documents of that Person, and any Law that is applicable to or binding upon that Person or any of its Property or to which that Person or any of its Property is subject.

     "Lender" has the meaning stated in this Agreement's preamble.

     "Lien" means any lien, mortgage, security interest, pledge or encumbrance, conditional sale or title retention agreement, any lease in the nature thereof, or any other interest in Property designed to secure the repayment of Debt, whether arising by agreement or under Law, or otherwise.

     "Loan" means, on any day, the aggregate outstanding principal amount of all Borrowings on that day.

     "Material Adverse Effect" means any material adverse effect on (i) the validity or enforceability of this Agreement, the Working Capital Note or any Security Instrument, (ii) the Company's operations or consolidated financial condition, (iii) the Collateral (or its value), taken as a whole, (iv) the Company's ability to continue in business as a going concern--without limitation, any written statement issued by the Company's accountants or auditors expressing doubt about the Company's ability to continue in business as a going concern will be treated as having a Material Adverse Effect without any requirement for inquiry into the reasons underlying such statement--or (v) the Company's ability to fulfill its obligations under this Agreement, the Working Capital Note or any Security Instrument.

     "Monetary Default" has the meaning stated in Section 8.1(j).

     "Mortgage Loan" means a promissory note that has a term of not more than thirty (30) years evidencing a loan or advance and the mortgage or deed of trust that secures it and covers real property that has been improved by a completed one-, two-, three- or four-family dwelling unit (whether a detached house, a townhouse or a condominium unit.)

     "Mortgage Loan in Foreclosure" means an FHA Mortgage Loan or a VA Mortgage Loan or a conventional mortgage loan (a) that is (i) covered by private mortgage insurance, (ii) serviced by the Company and (iii) subject to a pending or completed foreclosure, (b) for which (unless applicable state law does not provide for Certificates of Sale) a Certificate of Sale has been issued (or, after foreclosure, will be issued) pursuant to and in accordance with applicable state law procedures and (c) that is (or will be when foreclosure has been completed) subject to a statutory redemption period, if any, of not more than twelve (12) months.

     "Nonmonetary Default" has the meaning stated in Section 8.1(j).

     "Note Payment Account" means non-interest bearing demand checking
account no. 001-0                to be maintained by the Company with the
Lender to be used for (a) the Lender's deposits of proceeds of Advances and payments constituting collections on and other proceeds of Collateral; (b) the Lender's deposits of payments of the Loan received from the Company or for its account and (c) only if and when (i) no Potential Default has occurred unless it has been cured and (ii) no Default Event has occurred unless the Lender has declared in writing that it has been cured or waived, the Company's withdrawal of proceeds of Advances for the purposes permitted for the Loan under this Agreement and the Lender's transfer from the Note Payment Account to the Company's own designated account (or to a controlled disbursement account maintained by the Company with the Lender) of proceeds of collections of Collateral in excess of the Borrowings then outstanding against such Collateral. The Note Payment Account shall be part of the Collateral for the Obligations. The Note Payment Account shall be subject to setoff by the Lender. The Company shall have no right to directly withdraw funds from the Note Payment Account, but instead such funds may be withdrawn or paid out only against the order of an authorized officer of the Lender, although under the circumstances described in clause (c) of the immediately preceding sentence and subject to the conditions specified in that clause, the Lender shall use reasonable efforts to cause Advances proceeds and excess Collateral proceeds that are received as therein described and that are deposited to the Note Payment Account before 3:00 P.M. on a Business Day, to be transferred to an account designated by the Company and on which the Company does have withdrawal order authority on that same Business Day.

     "Obligations" means all of the Company's present and future debt, obligations and liabilities before or after the date of this Agreement and related to any Credit Paper, whether for principal, interest, premium, fees, costs, attorneys' fees or other obligation or liability, and whether absolute or contingent, and all renewals, extensions and modifications of any of them.

     "P&I Payment" is a payment made by or for the account of the Company of principal or interest due to the investor in respect of a Mortgage Loan serviced by the Company as to which the principal or interest payments received by the Company from the obligors in respect of such Mortgage Loan are not timely received or are otherwise insufficient to fully fund the corresponding principal or interest payment due to the investor or owners of mortgage-backed securities based on and backed by a pool that includes such Mortgage Loan.

     "Past Due Rate" means, for any day, an annual rate of interest equal from day to day to the lesser of (a) the Prime Rate plus five percent (5%) and (b) the Ceiling Rate.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other form of entity.

     "Potential Default" means the occurrence of any event or existence of any circumstances that would, upon notice or lapse of time or both, become a Default Event.

     "Prime Rate" means, on any day, the prime rate for that day as announced by the Lender and entered in the minutes of its Loan and Discount Committee. The Prime Rate is a reference rate and does not necessarily represent the Lender's best or lowest rate or a favored rate, and the Lender disclaims any statement, representation or warranty to the contrary.

     "Property" means any interest of the Company in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including the Collateral.

     "REO Sold" means real estate acquired by the Company through foreclosure or conveyance in lieu of foreclosure of a Mortgage Loan and sold to an unrelated third party in an arm's-length transaction.

     "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation when promulgated to replace the prior Regulation U and having substantially the same function.

     "Regulation X" means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation when promulgated to replace the prior Regulation X and having substantially the same function.

     "Security Instruments" means any and all papers now or hereafter executed and delivered by the Company or any other Person in connection as security for the payment or performance of the Obligations or otherwise in connection with them, as those agreements, documents and instruments may be renewed, extended, amended or substituted from time to time, including this Agreement.

     "Servicing Agreement" means a contract or agreement purchased by the Company or entered into by the Company for its own account, whether now existing or hereafter purchased or executed, pursuant to which the Company master services, services or subservices Mortgage Loans or Mortgage Loan pools for another Person.

     "Servicing Payment" is a payment made by the Company pursuant to its obligation under a Servicing Agreement as servicer, master servicer or subservicer of Mortgage Loans other than (a) a P&I Payment, (b) a T&I Payment or (c) a Foreclosure Repurchase Payment.

     "Servicing Sold" means the Mortgage Loan servicing rights under a Servicing Agreement formerly owned by the Company and that the Company has sold to an unrelated third party in an arm's-length transaction.

     "6/93 Servicing Purchase Loan Agreement" means the June 28, 1993 letter loan agreement between the Company and the Lender providing for a two-advance, nonrevolving amortizing term loan by the Lender to the Company of up to Eleven Million Six Hundred Fifty-seven Thousand Nine Hundred Seventy-three Dollars ($11,657,973) to finance the Company's purchase from Heartland Federal Savings and Loan Association and its subsidiary, InterWest Mortgage Corporation, of certain loan servicing rights, as supplemented, amended or restated from time to time.

     "System Copy" means for any document pertaining or related to a Mortgage Loan, the exact image (excluding, if applicable, any handwritten notations, insertions or signatures) of that document stored in the computer or computers maintained by or on behalf of the Company in such a way that it is readily retrievable and capable of being printed or otherwise reproduced on paper in a form substantially identical to the original of that document (excluding, if applicable, any handwritten notations, insertions or signatures).

     "T&I Payment" means a recoverable payment of real estate taxes or insurance premiums that the Company is obligated by the terms of a Servicing Agreement to fund, in respect of a Mortgage Loan serviced by the Company and that is not an Ineligible Mortgage Loan.

     "Termination Date" means the earlier of (a) March 20, 1995 and (b) the date the Commitment shall have terminated or been canceled.

     "UCC" means the Uniform Commercial Code or similar laws of the applicable jurisdiction, as amended from time to time.

     "VA" means the Department of Veterans Affairs and any successor.

     "Working Capital Collateral Value" means, on any day, the collateral values of the Eligible Collateral. Subject to the further provisions of this definition concerning the circumstances under which otherwise Eligible Collateral will cease to have Working Capital Collateral Value, the collateral value of each type of Eligible Collateral is:

     (a) for each Eligible Foreclosure Receivable, ninety percent (90%) of the amount of the claim on that day that the Company has the right, and reasonably expects, to thereafter recover; or

     (b) for each Eligible Note Receivable, Eligible REO Sale Receivable, Eligible T&I Receivable, Eligible Servicing Receivable, Eligible Servicing Sale Receivable and Eligible Property Tax Refund Receivable, sixty percent (60%) of the amount of the claim on that day that the Company has the right, and reasonably expects, to thereafter recover.

     An Eligible Foreclosure Receivable shall cease to have Working Capital Collateral Value if:

     (i) it is not paid--or its obligor informs the Company that it will not be paid--within one (1) year after the date a Foreclosure Repurchase Payment is made with respect to the related Mortgage Loan in Foreclosure;

     (ii) the claim is dishonored, rejected, repudiated or disputed by the VA, FHA or private mortgage insurer obligated on it--provided that if such a claim is rejected in part and confirmed in part by its obligor, then the Working Capital Collateral Value of that Eligible Foreclosure Receivable shall be reduced to ninety percent (90%) of the amount so confirmed instead of to zero--or the Company learns of any grounds for any such dishonor, rejection, repudiation or dispute;

     (iii) the Company fails to comply with the requirements of either of Sections 6.4 and 6.6 of the Credit Agreement with respect to such claim or any related Certificate of Sale; or

     (iv) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible Note Receivable shall cease to have Working Capital Collateral Value if:

     (1)  any payment (whether of principal, interest, fees, premium--if any-
- -or any escrow deposit) under the terms of the promissory note or mortgage evidencing and securing it, or if it is a contract for deed, any scheduled payment of any part of the purchase price or any time price differential or interest in respect of it, is not paid when due or on or before ten (10) days after its due date;

     (2) any other material default shall occur under the note or the mortgage evidencing and securing it, or (in the case of a contract for deed) or under the terms of such contract for deed, whether or not the Company elects to waive the default, that is not cured on or before thirty (30) days after its occurrence;

     (3) the Lender determines that the prospects for its payment, the value of its security or its enforceability are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible REO Sale Receivable shall cease to have Working Capital Collateral Value if:

     (A) it is not paid--or its obligor informs the Company that it will not be paid--within ninety (90) days after the settlement date of the related REO Sold sale;

     (B) the claim is dishonored, rejected, repudiated or disputed by the Person that owns or holds the related serviced Mortgage Loan, or the Company learns of any grounds for any such dishonor, rejection, repudiation or dispute; or

     (C) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible Servicing Receivable shall cease to have Working Capital Collateral Value if:

     (D) it is not paid--or its obligor informs the Company that it will not be paid--within one (1) year after the funding date of the related Servicing Payment;

     (E) the claim is dishonored, rejected, repudiated or disputed by the Person that owns or holds the related serviced Mortgage Loan, or the Company learns of any grounds for any such dishonor, rejection, repudiation or dispute; or

     (F) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible Servicing Sale Receivable shall cease to have Working Capital Collateral Value if:

     (G) it is not paid--or its obligor informs the Company that it will not be paid--within one hundred eighty (180) days after the settlement date of the related Servicing Sold sale;

     (H) the claim is dishonored, rejected, repudiated or disputed by the purchaser of such Servicing Sold, or the Company learns of any grounds for any such dishonor, rejection, repudiation or dispute; or

     (I) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible T&I Receivable shall cease to have Working Capital Collateral Value if:

     i) the Mortgage Loan in respect of which the T&I Payment that gave rise to it is (or becomes) an Ineligible Mortgage Loan; or

     ii) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     An Eligible Property Tax Refund Receivable shall cease to have Working Capital Collateral Value if:

     a) the claim is dishonored, rejected, repudiated or disputed by the taxing authority that purportedly owes it, or the Company learns of any grounds for any such dishonor, rejection, repudiation or dispute; or

     b) the Lender determines that the prospects for its payment are materially impaired, gives the Company written notice of that determination and the Company is unable to furnish the Lender clear and convincing evidence to the contrary on or before thirty (30) days after such notice.

     "Working Capital Line Limit" means Twenty-five Million Dollars ($25,000,000), the maximum aggregate amount of principal Borrowings that are permitted to be outstanding under this Agreement on any day.

     "Working Capital Note" means a promissory note, substantially in the form of Exhibit A, dated as of the date of this Agreement, executed by the Company and payable to the order of the Lender, and all of that note's renewals, extensions, modifications, increases, decreases and replacements.

     1.2 Other Terms and References. Except where specifically otherwise provided:

     (a) Wherever the term "including" or any of its correlatives appears in this Agreement, it shall be read as if it were written, "including (by way of example and without limiting the generality of the subject or concept referred to)".

     (b) Except where otherwise specified, each time of day used in the Credit Papers means local time in Houston, Texas.

     (c) References in any of the Credit Papers to Article or Section numbers are references to the Articles and Sections of that Credit Paper.

     (d) References in any of the Credit Papers to Exhibits, Schedules, Annexes and Appendices are references to the Exhibits, Schedules, Annexes and Appendices to that Credit Paper and they shall be deemed incorporated into that Credit Paper as if set forth verbatim at each such reference.

     (e) Wherever the word "herein" or "hereof" is used in any of the Credit Papers, it is a reference to that entire Credit Paper and not just to the Section, clause or subdivision of it in which the word is used.

     (f) Words and phrases used or defined in the UCC in force in the State of Texas on the effective date of this 3/94 Credit Agreement that are not redefined in any later supplement, amendment or restatement of this 3/94 Credit Agreement have the same meanings here as there.

     (g) Accounting terms not otherwise defined have the meanings given them under GAAP.

     (h) Defined terms may be used in the singular or the plural, as the context requires.

     1.3 Accounting Principles. Under the Credit Papers, unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial reporting covenants, (b) GAAP in effect on the date of this Agreement determines compliance with financial covenants and (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period other than changes concurred in by the Company's independent public accountants.

SECTION 2.  COMMITMENT AND TERMS OF BORROWING AND PAYMENT.

     2.1 Commitment. On the terms and subject to the conditions of the Credit Papers, on Business Days during the period beginning on the date of this Agreement and ending on the Termination Date, the Lender agrees to lend (and after repayment, to relend) Advances to the Company at such times and in such amounts as the Company shall request, if:

          (a) the aggregate principal amount of Advances at any time outstanding does not (and will not after giving effect to any pending requested Advance) exceed the lesser of (i) the Working Capital Line Limit or
(ii) the Working Capital Collateral Value of all Eligible Collateral in which the Lender then has a first and prior perfected Lien; and

          (b) either no Potential Default or Default Event has occurred, or if one has, the Lender has elected in writing to continue funding of Advances to the Company.

If either of the conditions stated in clauses (a) and (b) of the immediately preceding sentence is not satisfied, or would not be satisfied after giving effect to any requested Advance, then the Lender shall have no obligation to make that Advance.

     2.2 Borrowing Procedure. The following conditions and procedures apply to all Borrowings:

          (a) The Company may request a Borrowing by delivering to the Lender a Credit Request correctly completed in all relevant respects and with a current Borrowing Base Report attached demonstrating that the Borrower is entitled to receive the requested Borrowing. The Credit Request and its attached Borrowing Base Report for each Borrowing must be received by the Lender by no later than 10:00 AM.

          (b) By 11:00 AM on the Business Day ("Borrowing Date") when all conditions precedent to funding of a requested Borrowing have been satisfied at or before 10:00 AM, the Lender shall fund the Advance by depositing it in the Note Payment Account and transferring it from that account (or, at the Lender's election, funding it directly) to the Company's primary operating account which currently is non-interest bearing demand deposit account number 0100071638 maintained with Bank One Texas, N.A. ABA #111000614, or to such account maintained by the Company with another federally-insured financial institution as the Company may from time to time designate in writing.

     2.3 Termination. Upon giving at least three (3) Business Days' prior written and irrevocable notice to Lender, the Company may terminate the Commitment in full, whereupon the Lender's obligation to fund future Advances shall terminate, although no refund of the Commitment Fee shall be due except to the extent, if any, required to strictly comply with applicable Law, including applicable usury Law. If not terminated earlier by the Company, the Commitment automatically terminates on the Termination Date. Once terminated, the Commitment may not be reinstated except by an amendment to this Agreement made in accordance with the provisions of Section 11.9.

     2.4 Working Capital Note. The Loan (and all of its Advances) shall be evidenced by the Working Capital Note, executed by the Company, payable to the order of the Lender and in face principal amount equal to the Commitment.

     2.5  Payment Procedures.

          (a) The Company shall pay principal of and interest on the Loan to the Lender by wire transfer in immediately available funds. Payments that are received by the Lender (i) by 1:30 PM on a Business Day shall be deemed received on that Business Day, or (ii) after 1:30 PM on a Business Day shall be deemed received on the next Business Day. Interest shall continue to accrue through the Business Day immediately before the Business Day when the payment is deemed received by the Lender under this clause.

          (b) Each payment received by the Lender in accordance with this Agreement is valid and effective to satisfy and discharge the Company's liability under the Credit Papers to the extent of the payment.

     2.6  Interest and Principal Payments.

          (a) Interest is due and payable as it accrues (1) through the last day of the calendar month preceding the payment's due date, on the fifteenth
(15th) day of each calendar month beginning April 15, 1994, and (2) on the Termination Date, except that any payment under this clause may be deferred until three (3) days after the Lender notifies the Company of the interest payment due, provided that interest accruing at the Past Due Rate shall be due and payable on demand and without grace.

          (b) On the Termination Date, the Company shall pay, without notice or demand, the entire outstanding balance of the Loan, including principal and interest, and all other sums then owing to the Lender under the Credit Papers.

          (c) If at any time any of the limitations of Section 2.1 are exceeded (whether because the aggregate of the Working Capital Collateral Values of all Financed Receivables then pledged to the Lender has diminished for one or more of the reasons mentioned in the definition of Working Capital Collateral Value or for any other reason), then before the close of business on the next Business Day after the Company learns of that change, the Company will repay Advances in a total amount at least equal to that excess.

          (d) The Company may voluntarily prepay all or any part of any Advance at any time without premium or penalty.

     2.7 Past Due Rate. To the extent permitted by applicable law, all past due principal of the Loan and accrued interest on it shall bear interest from maturity (whether stated or by acceleration) until paid at the Past Due Rate, regardless of whether payment is made before or after entry of a judgment.

     2.8 Interest Calculations. Except as otherwise specified in this Agreement or any relevant Credit Papers, interest is to be calculated on the basis of a year of 360 days (i.e., on the 360/365--or 360/366 in a leap year-
- -day basis), unless that would result in or increase violation of applicable usury Laws, in which event interest shall be calculated on the basis of the days elapsed in a calendar year (i.e., on the 365/365--or 366/366 in a leap year--day basis) to the extent necessary to eliminate (or if it is impossible to eliminate, minimize) usury. All interest rate determinations and calculations by the Lender shall be presumed correct.

     2.9 Usury Not Intended; Credit or Refund of Any Excess Payments. It is the intent of the Company and the Lender in the execution and performance of this Agreement and the other Credit Papers to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance of that purpose, the Company and the Lender stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Papers shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Ceiling Rate and that for purposes hereof "interest" shall include the aggregate of all charges that constitute interest under such laws that are contracted for, charged, taken, reserved or received under this Agreement or any of the other Credit Papers. In the event that the Working Capital Note's maturity is accelerated by reason of any election of its holder resulting from any Default Event under this Agreement or otherwise, or in the event of any mandatory or permitted prepayment of any Borrowings, then such consideration that constitutes in-terest may never include more than the maximum nonusurious amount permitted by applicable Law, and excess interest, if any, provided for in this Agreement, the Working Capital Note or any of the other Credit Papers or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Working Capital Note (or, if the Working Capital Note shall have been paid in full, refunded to the payor of such interest). The provisions of this Section shall control over all other provisions of this Agreement, the Working Capital Note or any of the other Credit Papers that may be in apparent conflict with this Section. In the event the Lender shall collect monies that are deemed to constitute interest at a rate in excess of the Ceiling Rate then in effect, all such sums deemed to constitute interest in excess of the Ceiling Rate shall be immediately returned to their payor (or, at the option of the holder of the Obligations in respect of which such monies were collected, credited against the unpaid principal of those Obligations) upon such determination, and, to the extent permitted by applicable law, the Lender shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest at a rate in excess of the Ceiling Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Ceiling Rate, to the maximum extent permitted under applicable Law, the Company and the Lender shall (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and their effects and (c) "spread" the total amount of interest throughout the entire contemplated term of the Working Capital Note and interest owing on it so that the interest rate is uniform throughout its entire term.

     2.10 Chapter 15 Inapplicable. The Company agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligations.

     2.11 Fee. The Company shall pay to the Lender a cash commitment fee of Sixty-two Thousand Five Hundred Dollars ($62,500) on the day this Agreement is executed. Such fee is not compensation for the use or detention or forbearance of money, is in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement and is non-refundable.

SECTION 3.  SECURITY.

     3.1  Collateral.

          (a) As security for the Obligations and the Company's performance of its obligations under this Agreement and under the other Credit Papers, the Company hereby GRANTS to the Lender, as secured party, a first and prior security interest in, and collaterally assigns to the Lender, any and all right, title, interest, security interest, power and privilege that the Company may now or hereafter have or acquire in and to any and all of the following described Collateral, and agrees to defend the Collateral against all claims and demands of all Persons at any time claiming any interest in the Collateral adverse to the Lender, the Collateral being:

               (1) all of the following-listed accounts and general intangibles of the Company, including the Company's present and future claims for reimbursement, repayment or damages for failing to reimburse the Company therefor, from (i) Persons for whom the Company services Mortgage Loans or from obligors on or in respect of Mortgage Loans serviced by the Company for or on account of payments heretofore, now or hereafter made by the Company in respect of the Company's obligation to do so under the Company's Servicing Agreement with such Persons and (ii) FHA, VA or any private mortgage insurer or guarantor for reimbursement for any foreclosure cost paid by the Company in respect of any Mortgage Loan serviced by the Company, including all such claims posted to the following accounts on the Company's books (and all accounts for similar purposes hereafter created in respect of other Persons with whom the Company from time to time has Servicing Agreements):

               Account Number       Description
               1225-2000            Tax trade
               1225-2100            Tax unbilled
               1225-2300            FHA subsidy advance
               1225-2400            Overpaid assistance
               1225-2500            Insurance advances
               1225-2700            LAD-servicing sales
               1225-3000            Mortgage claim advances
               1225-3200            Foreclosure claims
               1225-3300            FNMA specials
               1225-3600            Sales-claims sold REOs
               1225-4000            LAD-servicing advances
               1225-4300            Misapplied payment adv
               1225-4500            Custodial advances
               1225-5400            GNMA pool to security adv diff
               1225-6000            Deficit escrow-T&I advances
               1225-6100            Liq & Preserv advances
               1225-6200            Short poff suspense advances
               1225-6300            Unapplied suspense advances
               1225-6400            Acq loans suspense pending
               1225-6500            Other prod acct advances
               1225-6600            Escrow deficits-USAA
               1225-6700            Escrow deficits-Quality
               1225-6800            Escrow deficits, LMP, LP
               1225-6900            Escrow deficits-subserv collected
               1225-7000            Escrow deficits-Subservicing
               1225-7100            Escrow deficits-Associates
               1225-8100            Third party buydowns
               1225-8200            Subservicing misc

but excluding all such claims arising out of P&I Payments made by the Company and all claims now or hereafter properly posted to the following accounts on the Company's books:

               Account Number       Description
               1225-1000            MLS cash clearing
               1225-1200            MLS cash settlement
               1225-1500            LAD-ret cks-corp deposit
               1225-1600            LAD-ret cks-lock boxes
               1225-1700            Bi-weekly prog return item
               1225-2200            Tax clearing
               1225-2800            LAD-miscellaneous
               1225-3100            Foreclosure miscellaneous advances
               1225-3500            Carteret advances
               1225-4200            Commercial loan misc adv
               1225-4350            Bank recon project-IAD
               1225-4400            Cash/payoffs
               1225-4600            Private investor advances
               1225-4700            Housing authorities advances
               1225-4800            GNMA advances
               1225-4900            GNMA II advances
               1225-5000            FNMA advances
               1225-5100            OMBS advances
               1225-5200            FHLMC advances
               1225-5300            Soldiers relief act advances
               1225-8000            Mortgage plan insurance
               1225-9000            Misc rec from LMP,LP

               (2) the promissory note dated June 30, 1987, in the original principal amount of $7,937,300, executed by Dallas UTF, Inc., payable to the order of Lomas & Nettleton Company and now owned and held by the Company, the mortgage securing that promissory note also dated June 30, 1987, covering and affecting certain real and personal property in Dallas, County, Texas and recorded in Volume 87126, Page 3732 of the Real Property Records of Dallas County, Texas, and all other security for and guaranties of that note, all other related papers and all renewals, extensions, rearrangements and restatements of such note, mortgage, security, guaranties and other related papers;

               (3) a contract for deed dated October 15, 1993 by which the Company agreed to convey to Anderson Plaza Partnership, LP, a Washington Limited Partnership, for a purchase price of $2,300,000, certain real and personal property in Clark County, Washington, for a $250,000 cash down payment and the purchaser's promise to pay the remainder, with interest, in monthly installments over ten (10) years, a memorandum of said contract having been recorded in ___________________, _____________________ of the
__________________ Records of Clark County, Washington, and all security related to that contract for deed, all guaranties or other suretyship undertakings in respect of it, all related papers, whether now or hereafter existing, and all modifications, extensions or amendments of such contract or related papers;

               (4) All files, certificates, correspondence, appraisals, computer programs, tapes, disks, cards, books, accounting records and other records, information and data of the Company relating to any of such claims or promissory note;

               (5)  The Note Payment Account;

               (6) Any other asset of the Company that has been or hereafter is at any time delivered or pledged by any means to the Lender pursuant to this Credit Agreement;

               (7) Any and all balances, credits, deposits, accounts or monies of the Company in its name representing or evidencing any of the foregoing; and

               (8) all rights to have and receive any of the foregoing and all proceeds of any of the foregoing, including all accounts, general intangibles, instruments, real or personal property, documents, chattel paper and proceeds arising from or by virtue of or collections with respect to, or comprising part of, any of the foregoing.

          (b) In furtherance of the foregoing, the Company (i) hereby agrees to perform such acts and to duly authorize, execute, acknowledge, deliver, file and record such financing statements, assignments, security agreements, deeds of trust, mortgages, bond powers and supplements, modifications or amendments to any of them, and such other papers as the Lender may reasonably request in order to establish and preserve the priority of, perfect and protect the Liens granted or intended to be granted to the Lender in and to any and all Collateral and to preserve and protect Lender's rights in respect of all present and future collateral for the Obligations.

     3.2 Power of Attorney. The Company hereby irrevocably appoints the Lender its attorney in fact, with full power of substitution, for and on behalf and in the name of the Company, to (i) endorse and deliver to any Person any check, instrument or other paper coming into the Lender's or its designated custodian's possession and representing payment made in respect of any Collateral; (ii) endorse and deliver or otherwise transfer or cause to be identified on the books of any financial intermediary any Collateral and do every other thing necessary or desirable to effect transfer of all or any part of the Collateral to Lender, its designated custodian, financial intermediary or any other Person; (iii) take all necessary and appropriate action with respect to all Obligations and the Collateral to be delivered to the Lender or its designated custodian or financial intermediary; (iv) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Collateral and (v) sign the Company's name wherever appropriate to effect the performance of this Agreement or any of the Company's obligations under any of the Credit Papers. This section shall be liberally, not restrictively, construed so to give the greatest latitude to Lender's power, as the Company's attorney in fact, to collect, sell, enforce, transfer, identify, perfect Lender's security interest in and deliver any of the Collateral and all other papers relating to it. The powers and authorities herein conferred on the Lender may be exercised by the Lender through its designated custodian or any other Person who, at the time of the execution of a particular instrument, is an officer of the Lender or such custodian. The power of attorney conferred by this Section shall not be exercised by the Lender before the occurrence of a Default Event. It is granted for a valuable consideration, is coupled with an interest and is irrevocable for so long as the Obligations, or any part of them, shall remain unpaid or the Commitment is outstanding. All Persons dealing with the Lender, its designated custodian or any officer of either acting pursuant hereto, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section as existing and continuing in full force and effect until advised by the Lender that the Obligations have been fully and finally paid and satisfied and the Commitment has been terminated.

     3.3  Collection, Sale or Redemption of Collateral.

          (a) Proceeds of Collateral. Until the occurrence of a Default Event, the Company may receive all payments and collections on the Collateral and use them in the normal course of business, provided that the Company makes such principal payments as shall be required to continuously comply with the terms and conditions of the Credit Agreement, including the limitations on the maximum principal permitted to be outstanding on the Loan at any time set forth in Section 2.1(a). From and after the occurrence of a Default Event, the Company shall hold all payments and realizations received in trust for the Lender and segregated from the Company's other property, and the Company shall deliver to the Lender promptly upon its request made from time to time, any FHA or private mortgage insurance certificates or VA guaranties in the Company's possession and relating to any of the Collateral, and the Lender shall be entitled, pursuant to the power of attorney granted in this Agreement, to direct the VA, the FHA and any private mortgage insurer to pay such proceeds to the Lender directly, and to sign all checks and drafts representing such proceeds for deposit into the Note Payment Account; provided that the Lender agrees, upon written demand made by the Company, to release from the Note Payment Account all funds (if any) from time to time in the Collateral Account that constitute part of another Person's collateral or property and do not constitute part of the Collateral.

          (b) Certain Credits. The Lender shall not be under any duty at any time to credit the Company for any amounts due from any obligor on any Collateral until the Lender has actually received payment of such amounts, and the Lender shall not be under any duty at any time to collect any amounts or otherwise enforce any obligations due from any obligor on any Collateral, but instead the Company specifically hereby agrees with the Lender to diligently require strict performance of all such obligations and enforce them.

     3.4 Collateral Value. If at any time any Financed Receivable shall cease to meet any of the requirements for an Eligible Foreclosure Receivable, an Eligible Note Receivable, an Eligible REO Sale Receivable an Eligible Servicing Receivable, an Eligible Servicing Sale Receivable, an Eligible Property Tax Refund Receivable or an Eligible T&I Receivable (as the case may be) under this Agreement, then that item will automatically cease to be Eligible Collateral and the Company will timely post that change to its relevant general ledger account so that value is no longer given to that Financed Receivable on the Company's books or in subsequent Borrowing Base Reports.

SECTION 4. CONDITIONS PRECEDENT. The Lender's Commitment to make Advances is subject to fulfillment of the following conditions:

     4.1 Initial Borrowing. In addition to the conditions precedent specified in Section 4.2, the Lender's Commitment to make the initial Advance is subject to delivery to Lender of all of the closing papers described on
Schedule 4.1.

     4.2 All Borrowings. The Lender's commitment to make any Advance is subject to the following additional conditions precedent:

          (a) The Company has delivered a completed Credit Request to the Lender.

          (b) The representations and warranties made by the Company in the Credit Papers are true and correct in all material respects on and as of the date of that Borrowing and after giving effect to that Borrowing, except only to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Credit Papers.

          (c) As of the date of any Borrowing and after giving effect to that Borrowing, no Potential Default has occurred that has not been cured before it shall have become a Default Event, and no Default Event has occurred that has not been declared in writing by the Lender to have been cured or waived.

          (d) No limitation set forth in Section 2.1 is exceeded as of the date of any Borrowing or will be exceeded after giving effect to that Borrowing.

          (e) Executed financing statements as required by the Lender have been delivered to the Lender in order to perfect or to establish or maintain the priority of the Liens granted under this Agreement and under the Security Instruments.

          (f) Any other documents and opinions of counsel have been delivered to the Lender, including any documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted under this Agreement whether due to any change in any Legal Requirement or otherwise.

Each Credit Request constitutes a representation and warranty by the Company on the date of the requested Borrowing that the facts specified in Subsections 4.2(b), 4.2(c) and 4.2(d) of this Section are true.

SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company hereby makes to the Lender all of the same representations and warranties as the Company has made to the lenders under the 7/93 RL&S Agreement, to the same effect as if they were repeated herein verbatim and republished on the date of this Agreement, and regardless of whether or not the 7/93 RL&S Agreement expires or is terminated before this Agreement. Cumulative of those warranties and representations, the Company also represents and warrants to the Lender as follows:

     5.1 Authorization and Power. The Company has the corporate power and requisite authority to execute, deliver and perform this Agreement, the Working Capital Note and the other Credit Papers.

     5.2 No Conflicts or Consents. Neither the execution and delivery of this Agreement, the Working Capital Note or the other Credit Papers, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will materially contravene or conflict with any Law to which the Company is subject or any credit agreement, mortgage, deed of trust or other agreement or instrument of which the Company is a party or by which the Company or any of its Property may be bound, or to which the Company or any of its Property may be subject.

     5.3 Enforceable Obligations. This Agreement, the Working Capital Note and the other Credit Papers are the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by Debtor Laws and general principles of equity.

     5.4 Priority of Liens. Upon the funding of any Advance, the Lender will have a valid, enforceable, perfected, first priority Lien and security interest in all Financed Receivables, including those to be funded with the proceeds of the Advance although such Lien will not attach to them until they come into existence upon funding of the related advances by the Company. The Lender will have a valid, enforceable, perfected, first priority Lien and security interest in all other Collateral described or referred to as Collateral in this Agreement from (at the latest) the date of the first funding of any proceeds of the Loan.

     5.5 No Liens. The Company has good and indefeasible title to the Collateral and all the Collateral is free and clear of all Liens and other adverse claims of any nature, other than the Lender's Lien.

     5.6  Financial Condition.  The Company has delivered to Lender copies of
(a) its audited balance sheet as of June 30, 1993 and the related statements of income and cash flows for the period ended on such date and (b) its unaudited balance sheet and income statement as of January 31, 1994, such Financial Statements are complete and correct in all material respects and fairly present the Company's financial condition as of such respective dates and its results of operations for the periods ended on such respective dates, and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of those dates, there were no obligations, liabilities or Debt (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Company that are not reflected in those Financial Statements and are required to be reflected based upon GAAP; and no change having a Material Adverse Effect has occurred since the respective dates of those Financial Statements.

     5.7 Full Disclosure. There is no material fact that the Company has not disclosed to the Lender that could reasonably be expected to have a Material Adverse Effect, except that the Company makes no warranty regarding general economic conditions. To the best of the Company's knowledge, neither the Financial Statements referred to in Section 5.6, nor any Credit Request, officer's certificate or written statement (other than any financial projections, which the Company does not guarantee but represents are reasonable) authored by the Company and delivered by the Company to the Lender in connection with this Agreement contains any untrue statement of material fact.

     5.8 Survival. All representations and warranties made to the Lender by the Company (including all of them in the 7/93 R&LS Agreement, which are deemed made by the Company in this Agreement) shall survive delivery of the Working Capital Note and the making of the Loan, and any investigation at any time made by or on behalf of the Lender shall not diminish the Lender's right to rely on those representations and warranties.

SECTION 6. AFFIRMATIVE COVENANTS. The Company hereby agrees with the Lender to keep, observe and perform the Company's affirmative covenants stated in the 7/93 RL&S Agreement to the same effect as if they were repeated herein verbatim and regardless of whether or not the 7/93 RL&S Agreement expires or is terminated before this Agreement, and to concurrently provide copies to the Lender herein of all written materials required to be provided to the agent or the lenders thereunder. Until the Commitment is terminated and the Obligations are paid and performed in full, the Company shall comply with those affirmative covenants and with the following, all of which shall be taken and construed as cumulative of each other:

     6.1 Financial Statements, Reports and Notices. The Company shall furnish directly to the Lender each Financial Statement or other report, each Compliance Certificate, accountant's opinion and report and each notice that the Company is obligated to furnish to the lenders or any agent under the 7/93 RL&S Agreement, and such other information concerning the Collateral, the business, properties or financial condition or operations of the Company, or otherwise relating to this Agreement, as the Lender may reasonably request from time to time and shall in any event furnish the Lender a copy of its unaudited Financial Statements as of the end of each fiscal quarter and a copy of its annual audited Financial Statements as soon as each is available.

     6.2 Borrowing Base Reports. The Company shall furnish to the Lender a current Borrowing Base Report (a) concurrently with the initial Credit Request and (b) semimonthly thereafter as soon as available. Each such Borrowing Base Report (i) shall be dated as of the 15th or the last day of each month, whichever occurred more recently before the date it is furnished to the Lender, (ii) dated as of the 15th of a month shall be furnished by the 20th of that month and (iii) dated as of the last day of a month shall be furnished by the 10th of the next month, except that such deadlines shall automatically be extended for Borrowing Base Reports dated as of the last day of a fiscal (x) quarter by ten (10) days and (y) year by fifteen (15) days.

     6.3 Taxes. The Company will promptly pay any and all taxes, assessments and governmental charges on the Collateral before the date when penalties are incurred or they become a Lien on any of the Collateral, except only to the extent that the Company is contesting such taxes, assessments and charges in good faith and by appropriate proceedings and has set aside reserves adequate under GAAP.

     6.4 Certificates of Sale. Promptly after the foreclosure sale for each Mortgage Loan in Foreclosure--and in any event within the shortest time required under applicable FHA, VA or private mortgage insurance requirements or applicable state Law for doing so--the Company will (a) either (i) file or record the related Certificate of Sale in the real estate records with the appropriate county (or other) authorities or (ii) deliver the related Certificate of Sale to FHA or VA and (b) comply with any and all other statutory requirements applicable to the Company regarding that Certificate of Sale.

     6.5 Marking Collateral and Records. Promptly on the Lender's request, the Company will mark or permit the Lender to mark in a reasonable manner, the Company's books, records and accounts showing or dealing with the Collateral with a notation clearly setting forth that the Lender has been granted a security interest in the Collateral.

     6.6 Assignment of Certificate of Sale and Further Acts. Upon demand made by the Lender at any time after the occurrence of any Potential Default or Default Event, whether or not it is caused or waived, the Company will deliver to the Lender a duly executed assignment of each Certificate of Sale for each Mortgage Loan in Foreclosure for which one is issued. The Lender agrees not to file such certificate for recording in the real estate records unless and until a Potential Default or Default Event occurs.

     6.7 Other Papers. The Company shall deliver to the Lender (a) at closing and no less frequently than every six (6) month anniversary of the closing a System Copy of the claim documentation filed with FHA, VA or private mortgage insurer (as applicable) with respect to each Eligible Foreclosure Receivable, and (b) upon the Lender's requests made from time to time (i) a certificate signed by a Company officer that, as of the certificate's date, the Company either has possession of the applicable FHA or private mortgage insurance certificate or VA guaranty covering the Mortgage Loan in Foreclosure related to each Eligible Foreclosure Receivable, or has complied with all requirements and conditions for obtaining it or its proceeds, and (ii) such other papers as the Lender shall request with respect to any Eligible Foreclosure Receivable or its related Mortgage Loan in Foreclosure.

     6.8 Further Assurances. The Company shall promptly, and in any event within three (3) Business Days after the Lender's request, cure any defects in the execution and delivery of the Working Capital Note, this Agreement and the other Credit Papers and the Company shall, at its expense, promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Company in this Agreement and in the other Credit Papers or to further evidence and more fully describe the Collateral intended as security for the Obligations or to collaterally assign it, any related Certificate of Sale or such certificate's subject matter to the Lender, or to correct any omissions in this Agreement or the other Credit Papers, or more fully to state the security obligations set out in this Agreement or in any of the other Credit Papers, or to perfect, protect or preserve any Liens created (or intended to be created) or their priority, pursuant hereto or to any of the other Credit Papers, or to make any recordings, to file any notices, or obtain any consents.

     6.9 Deliveries After a Default Event. Upon the Lender's request made from time to time whenever a Default Event exists, the Company agrees to endorse and deliver to the Lender any draft, check, note or other writing that evidences a right to the payment or money and constitutes Collateral (including proceeds of other Collateral.)

     6.10 Reimbursement of Expenses. The Company agrees to pay (a) all reasonable legal fees incurred by the Lender in connection with the preparation, negotiation or execution of this Agreement, the Working Capital Note and the other Credit Papers and in connection with each separate future amendment, consent, waiver or approval executed in connection with this Agreement, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all other reasonable out-of-pocket expenses of the Lender in connection with the preparation, negotiation, execution or administration of this Agreement, the Working Capital Note and the other Credit Papers, including courier expenses incurred in connection with the Collateral, and (d) all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Company under this Agreement or any of the other Credit Papers or to collect the Working Capital Note, or to enforce the Lender's rights under this Agreement or any of the other Credit Papers, which amounts shall include all court costs, attorneys fees (including costs and attorneys' fees for trial, appeal or other proceedings), fees of auditors and accountants and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the Stated Rate from the date the expense, fee, charge or tax is paid by the Lender and at the Past Due Rate on each item specified in clauses (a) through (d) of the first sentence in this Section, from the date of written demand or request for reimbursement until the date of reimbursement. In addition, the Company agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Working Capital Note and the other Credit Papers, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     6.11 Right of Inspection. The Company will permit any of the Lender's officers, employees or agents, during regular business hours and upon one (1) Business Day's prior notice, to visit and inspect any of its Property, examine its books of record and accounts, take copies and extracts therefrom and discuss its affairs, finances and accounts with its officers, accountants and auditors, all as often as the Lender may desire.

     6.12 Notice of Default. The Company agrees to furnish to the Lender immediately upon becoming aware of the existence of any Default Event or Potential Default, a written notice specifying its nature and the period of its existence and the action that the Company is taking or proposes to take with respect to it.

SECTION 7. NEGATIVE COVENANTS. The Company hereby agrees with the Lender to keep, observe and perform the Company's negative covenants stated in the 7/93 RL&S Agreement to the same effect as if they were repeated herein verbatim and regardless of whether or not the 7/93 RL&S Agreement expires or is terminated before this Agreement, and to concurrently provide copies of all written materials required to be provided to the agent or the lenders thereunder to the Lender herein. Until the Commitment is terminated and the Obligations are paid and performed in full, the Company shall comply with those negative covenants and with the following, all of which shall be taken and construed as cumulative of each other:

     7.1 Use of Proceeds; Margin Stock. The Company may not use or permit any Borrowing proceeds to be used for (i) the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, (ii) the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry margin stock or (iii) any other purpose that might constitute this transaction a "purpose credit" within the meaning of Regulation U. Neither the Company nor any Person acting on behalf of the Company shall take any action in violation of Regulation U or Regulation X or shall violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation under it, in each case as now in effect or as it may hereinafter be in effect.

     7.2  Collateral Matters.  The Company may not:

          (a) relocate its principal office, chief executive office or principal place of business, or change its corporate name or the name under which it is doing business, without first (i) giving the Lender thirty (30) days' prior written notice of the proposed relocation or change and (ii) executing and delivering all additional papers and performing all additional acts as the Lender in its sole discretion, may request in order to continue or maintain the existence and priority of the Liens intended to be created under the Credit Papers in favor of the Lender;

          (b) except in the ordinary course of business (provided that no such action shall be taken in respect of any Eligible Note Receivable whether or not it is within the ordinary course of business without the Lender's prior written consent):

               (1) compromise, extend, release or adjust payments on any Collateral, accept a conveyance of security in full or partial satisfaction of any Collateral or release any security for, or underlying any security for, any Collateral; or

               (2) agree to the amendment or termination of any Financed Receivable in which the Lender has a Lien;

          (c) transfer, sell, assign or deliver any Collateral pledged to the Lender to any Person other than the Lender or the Lender's designated custodian or financial intermediary, except that the Company may assign Mortgage Loan in Foreclosures to VA, FHA or a private mortgage insurer (as applicable) in connection with the payment of the related foreclosure receivable claim; or

          (d) grant, create, incur, assume, permit, or suffer to exist any Lien upon any Collateral except for Liens granted to the Lender to secure the Working Capital Note and the Obligations.

SECTION 8.  DEFAULTS AND REMEDIES.

     8.1 Nature of Event. As used in this Agreement, "Default Event" means the occurrence of any one or more of the following:

          (a) the Company fails to make any payment of principal of or interest on the Working Capital Note or any of the Company's other obligations under the Credit Papers on or before the Business Day when that payment is due, or, in the case of accrued interest or any fee, expense or other amount due, on or before three (3) Business Days after the date when the Company received the Lender's bill for such interest is such third Business Day is later than the due date of such accrued interest payment;

          (b) any material statement, warranty or representation by or on behalf of the Company contained in this Agreement, the Working Capital Note or any other Credit Papers or any Credit Request, officer's certificate or other writing (other than financial projections) made by the Company and furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

          (c) the Company shall generally fail to pay its debts as they become due or shall admit in writing its inability to pay its debts (other than, in each case, non-recourse debt obligations), or shall make a general assignment for the benefit of creditors;

          (d) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of it or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy, (iii) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (iv) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (v) take any action for the purpose of effecting any of the foregoing;

          (e) An involuntary petition or complaint shall be filed against the Company seeking bankruptcy or reorganization of that Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of that Person or all or substantially all of its assets, and such petition or complaint shall not have been dismissed, within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of that Person or appointing a receiver, custodian, trustee, intervenor or liquidator of, that Person or of all or substantially all of its assets;

          (f) Any material provision of this Agreement, the Working Capital Note or any other Credit Papers shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part by any court or other Governmental Authority of competent jurisdiction, or the validity or enforceability of any such paper shall be challenged or denied by the Company;

          (g) Any Event of Default or similar event, however denominated, occurs under the 7/93 RL&S Agreement or any event shall occur that would have been an Event of Default or similar event, however denominated, under the 7/93 RL&S Agreement but for that agreement's having expired or been terminated;

          (h) Any Event of Default or similar event, however denominated, occurs under the 6/93 Servicing Purchase Loan Agreement or any event shall occur that would have been an Event of Default or similar event, however denominated, under the 6/93 Servicing Purchase Loan Agreement but for that agreement's having expired or been terminated;

          (i) Any Event of Default or similar event, however denominated, occurs under the Investment Securities Facilities Agreement or any event shall occur that would have been an Event of Default or similar event, however denominated, under the Investment Securities Facilities Agreement but for that agreement's having expired or been terminated; or

          (j) any default shall occur in the punctual and complete performance of any covenant of the Company contained in this Agreement or any of the other Credit Papers (including covenants incorporated by reference) which default is not referred to in any of the other subsections of this Section, if such default is not cured on or before five (5) days (in the case of a default--a "Monetary Default"--that is susceptible of being cured by payment of a liquidated sum of money) or thirty (30) days (in the case of a default--a "Nonmonetary Default"--that is not susceptible of being cured by payment of a liquidated sum of money);

     8.2  Remedies.

          (a) Upon the occurrence of a Default Event described in any of Sections 8.1(c), 8.1(d) or 8.1(e) above, the Lender's Commitment to lend shall automatically be terminated and the outstanding Loan, the accrued and unpaid interest on it and the other Obligations shall automatically become due and payable, without presentment, demand, notice of default, notice of acceleration or other requirement of any kind, all of which are expressly waived by the Company.

          (b) At any time after a Default Event--other than those described in Sections 8.1(c), 8.1(d) or 8.1(e) above--occurs and before the time (if ever) when the Lender shall have declared in writing that such Default Event has been cured or waived, the Lender may terminate the Commitment to lend by giving written notice to the Company of its election to do so. Upon the Lender's termination, the outstanding Loan and the accrued and unpaid interest on it shall automatically become due and payable, without presentment, demand, notice of default, notice of acceleration, or other requirement of any kind, all of which are expressly waived by the Company.

          (c) at any time after the termination of the Lender's Commitment to lend and acceleration of the Working Capital Note, Lender may do any one or more of the following:

               (1)  reduce any claim to judgment;

               (2) foreclose on or otherwise enforce any Liens on Collateral pledged, mortgaged or hypothecated to the Lender;

               (3) notify any or all obligors in respect of Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or any other party as may be designated by the Lender; settle, compromise or release, in whole or in part, any amounts owing on the Collateral by any obligor under any of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral and where any such Collateral is in default, foreclose on and enforce Liens securing such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

               (4) perform, or contract with a third party to perform, all of the Company's obligations, if any, required in connection with the performance of any conditions to the collection of any Financed Receivable;

               (5) exercise all rights and remedies of a secured creditor under the UCC, including selling the Collateral at public or private sale, including sale pursuant to any applicable Disposition Agreement. To the extent that applicable law requires that the Company receive notice of or prior to any such sale (or any other disposition of Collateral) the Company agrees that ten (10) days' notice shall be commercially reasonable notice.
At any sale or other disposition, the Collateral may be sold or disposed of as an entirety or in separate parts, as the Lender may determine. The Lender may, without notice or publication, adjourn any public or private sale or cause it to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by its purchaser, but the Lender shall not incur any liability in case of that purchaser's failure to take up and pay for the Collateral so sold and, in case of any such failure, that Collateral may again be sold upon like notice.

However, instead of exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to collect, or to have its designated custodian collect, all amounts due upon the Collateral or to foreclose on and sell the Collateral or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both; and

               (6) exercise any other rights, remedies and privileges in this Agreement or provided at law, in equity or otherwise that the Lender may choose to exercise.

     8.3 Right of Offset. Cumulative of all other rights of offset and banker's lien existing by contract or Law, the Company hereby grants to the Lender a right of offset, to secure the repayment of the Obligations, upon any and all monies, securities or other Property of the Company, and the proceeds from it now or hereafter held or received by or in transit to the Lender or its designated custodian from or for the account of the Company, whether for safekeeping, custody, pledge, transmission, collection or other-wise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of the Company, and any and all claims of the Company against the Lender at any time existing; provided that the right of offset shall not apply to accounts with respect to which the Company or any of its Affiliates is a bona fide trustee or a bona fide escrow agent for a third party, excluding any person or entity that is an Affiliate of the Company or has an interest in the Company or any of its Affiliates or in which the Company or any of its Affiliates has an interest (although, for purposes of this Section, neither Liberte Investors, a Massachusetts business trust (formerly Lomas & Nettleton Mortgage Investors), nor Capstead Mortgage Corporation, nor any other non-consolidated publicly-held corporation or other entity managed by the Company or any of its Affiliates shall be deemed to be an Affiliate of the Company. Neither this nor any other provision of any of the Credit Papers shall imply any obligation of the Company to maintain any deposit balances with the Lender, and any such obligation is hereby disclaimed. Upon the occurrence of any Default Event, the Lender is hereby authorized at any time and from time to time, without notice to the Company, to offset, appropriate and apply any and all items referred to in this Section (subject to the proviso in the first sentence of this Section) against the Obligations.

     8.4 Private Sales. Neither the Lender nor any custodian for the Lender shall incur any liability as a result of the sale of the Collateral, or any part of the Collateral, at any private sale made (a) after the occurrence of any Default Event that the Lender has not declared in writing to have been cured or waived and (b) in a commercially reasonable manner, even if such sale causes or could cause the Company to breach a contractual obligation to any other Person. The Company hereby waives any claims it may have against the Lender or any custodian for the Lender arising because the price at which the Collateral may have been sold at that private sale was less than the price which might have been obtained at a public sale or was less than the Obligations, or because such sale interfered with the Company's ability to perform a contractual obligation to sell the same Property to another Person.

     8.5 Waivers. The Company waives any right to require the Lender to (a) proceed against the obligor to the Company on any of the Collateral or any other Person, (b) proceed against or exhaust any of the Collateral or any of its security or pursue its rights and remedies as against the Collateral in any particular order or (c) pursue any other remedy in its power. Neither the Lender nor any custodian for the Lender shall be required to take any steps necessary to preserve any rights of the Company against any obligor on or in respect to any Collateral or any other Person, or to preserve rights against prior parties. The Company and each surety, endorser, pledgor and other party ever liable or whose Property is ever liable for payment of any of the Obligations, jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment, and agree that their or their Property's liability with respect to the Obligations, or any part of them, shall not be affected by any renewal or extension in the time of payment of the Obligations, by any indulgence or by any release or change in any security for the payment of the Obligations, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of them.

     8.6 Performance by Lender. Should any covenant, duty or agreement of the Company fail to be performed in accordance with the terms of this Agreement or of any document delivered under this Agreement, then the Lender may, at its option, perform, or attempt to perform, such covenant, duty or agreement on behalf of the Company and shall notify the Company that it has done so. In such event, at the request of the Lender, the Company shall promptly pay any amount expended by the Lender in such performance or attempted performance to the Lender at its principal place of business in Houston, Texas, together with interest on the unreimbursed balance of that amount from time to time outstanding at the Ceiling Rate from the date of such expenditure by the Lender until paid. Notwithstanding the foregoing, it is expressly understood that the Lender does not assume and shall never have, except by the Lender's specific written consent, any liability or responsibility for the performance of any duties of the Company under this Agreement, any Financed Receivable or other Collateral, any other paper delivered under any of them or any of the Company's other debts, undertakings or obligations.

     8.7 No Responsibility. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Lender nor any custodian for the Lender nor any of its officers, directors, employees or attorneys shall assume, or be deemed to have assumed or to have promised to assume, any obligation under or in respect of any Collateral, and none of them shall ever have any liability or responsibility for any diminution in the value of any or all of the Collateral.

     8.8 No Waiver. The Lender's acceptance at any time and from time to time of partial payment or performance by the Company of any of its Obligations under this Agreement, the Working Capital Note or any of the other Credit Papers shall not be deemed to be a waiver of any Default Event then existing. No waiver by the Lender shall be deemed to be a waiver of any other then existing or subsequent Default Event. No delay or omission by the Lender in exercising any right under this Agreement or under any of the other Credit Papers shall impair such right or be construed as a waiver of it or any acquiescence in the Default Event or Potential Default, nor shall any single or partial exercise of any such right preclude other or further exercise of it, or the exercise of any other right under this Agreement or otherwise.

     8.9 Rights are Cumulative. All rights available to the Lender under this Agreement, the Working Capital Note or any other Credit Papers are cumulative of all other rights of the Lender granted or existing from time to time under any other contract, at law or in equity, whether or not the Working Capital Note or any of the other Obligations is then due and whether or not the Lender shall have instituted any suit for collection, foreclosure or other action in connection with this Agreement, the Working Capital Note or any other Credit Papers.

     8.10 Application of Payments and Proceeds.

          (a) While a Default Event exists, all payments and all proceeds of Collateral --whether voluntary, involuntary, through the exercise of any right of set-off or other right, realization against any Collateral, or otherwise--received by the Lender shall be applied in the following order:

               (1) All costs and expenses incurred by the Lender under or in connection with the Credit Papers, including those incurred in attempting to collect the Loan or realize on Collateral.

               (2) Accrued and unpaid fees owing to the Lender under the Credit Papers.

               (3)  Accrued and unpaid interest on the Loan.

               (4)  The Loan.

               (5)  All other portions of the Obligations.

               (6)  Either (i) to the Company, its successors or assigns, or
(ii) as a court of competent jurisdiction may direct.

          (b) If the proceeds of any sale or exercise of any rights are insufficient to fully satisfy the Obligations, then the Company shall remain liable for any deficiency.

     8.11 Costs. All court costs, reasonable attorneys' fees, other costs of collection and other sums spent by the Lender in the exercise of any right or remedy (including any effort to collect or enforce the Working Capital Note and any effort to enforce any Person's obligation on or in respect to any Collateral) provided in this Agreement or the other Credit Papers shall be payable to the Lender on demand, shall become part of the Obligations, and shall bear interest at a rate per annum equal to the Stated Rate from the date the cost, fee or sum was paid by the Lender until the date the Lender demands that the Company reimburse the Lender and which shall bear interest at a rate per annum equal to the lesser of (x) the Past Due Rate and (y) the Ceiling Rate, from the date demanded by the Lender until the date repaid.

SECTION 9. Lender May Act Through Agents; Standard of Care, Release and Indemnification.

     9.1 Employment of Others by the Lender. The Lender may execute and perform any of its duties under the Credit Papers, including any collateral custodial, handling and delivery operations, by or through a custodian and/or other agents (other than the Company or any of its Affiliates), employees or attorneys and shall be entitled to rely (and shall be protected in relying) upon opinions of counsel concerning all matters pertaining to its duties under the Credit Papers. No custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct, the parties specifically intending to hereby release the Lenders' custodian, if any, from liability for its own simple negligence.

SECTION 10. Standard of Care, Release of Liability and Indemnification. Except in the case of its own fraud, gross negligence or willful misconduct, neither the Lender, any custodian for the Lender or any other agent appointed by the Lender, nor any of their officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under this Agreement or any of the other Credit Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Papers, or be responsible for consequences of any error of judgment. Subject to the foregoing limitations, each of the Lender and any custodian appointed by the Lender shall perform the duties imposed by this Agreement with respect to the Collateral with the same amount of diligence and using the same amount of judgment and discretion as if it (the Lender or the Lender's custodian, as the case may be) were acting solely for its own account. In connection therewith, the Lender, acting directly or through any agent, is hereby authorized to (a) settle, compromise and release claims against the makers of any Collateral and any other Person obligated with respect to any Collateral, (b) foreclose on and enforce security interests in any Collateral or Property securing it, (c) sell Collateral and Property acquired as the result of foreclosure under Collateral Documents and
(d) do all other acts and things as the Lender is authorized by this Agreement or applicable Law to do to protect its rights and interests and to realize the benefits of the Collateral and the security intended to be provided by it. Each of the Lender and any custodian for the Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely shall incur no liability by relying and otherwise be fully protected in relying upon (i) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person, or (ii) advice of its legal counsel. The Company agrees to indemnify and defend the Lender, any custodian or other agent appointed hereunder by the Lender, any Person deemed to control the Lender, any Person deemed to control such custodian or other appointed agent, and their respective directors, officers, agents, attorneys and employees, from, and to hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs or expenses (including reasonable attorneys' fees) incurred by any of them, arising from or because of (a) any investigation, litigation or other proceeding brought or threatened in connection with any Credit Paper or the transactions contemplated by the Credit Papers, including any use by the Company of the proceeds of Borrowings, (b) any impoundment, attachment or retention of any Collateral or any failure of any obligor on any Collateral to pay the entire amount due in respect of such Collateral, or to pay timely, (c) any alleged violation of any federal or state law relating to usury in connection with any Collateral, (d) any alleged violation of any federal or state securities or Blue Sky law relating to any Collateral and
(3) any representation made by the Company under any Credit Paper; provided that the release from liability and indemnification provisions of this Section may not be construed to apply to any indemnitee's own gross negligence, willful misconduct or fraud, although they are specifically intended to apply to any indemnitee's own simple negligence. The Company shall provide indemnification and defense under this Section upon written request made by any indemnitee. The provisions of this Section and the
Section immediately preceding it are specifically intended to benefit the Lender, any custodian and all of Lender's other agents, employees or attorneys acting hereunder.

SECTION 11.  MISCELLANEOUS.

     11.1 Headings. The headings, captions and arrangements used in any of the Credit Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Credit Papers nor affect their meaning.

     11.2 Non-Business Days. Any payment or action that is due under any Credit Paper on a day that is not a Business Day may be delayed until the next-succeeding Business Day (although applicable interest, if any, shall continue to accrue on any unpaid amount until payment is in fact made).

     11.3 Communications. Unless otherwise stated, when a Credit Paper requires or permits any consent, approval, notice, request, objection or demand from one party to another, it must be written and is deemed given:

          (a) for Credit Requests, only when actually received by the Lender;

          (b) otherwise, if by telecopy, when transmitted to the appropriate telecopy number (but, without affecting the date deemed given, a telecopy communication must be promptly confirmed by telephone as having been received by its intended recipient);

          (c) otherwise, if by mail, on the third (3rd) Business Day after being enclosed in a properly addressed, stamped and sealed envelope and deposited in the appropriate official U.S. Postal Service mail depository; and

          (d)  otherwise, if by other means, when actually delivered;

provided, that any written notice that is actually received shall be treated as given when received unless it is deemed given earlier by operation of a preceding provision of this Section.

Until changed by notice, the address and the telephone and telecopy numbers are stated for each of the Company and the Lender beside its name on the signature pages below.

     11.4 Form and Number of Documents. The form, substance and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to the Lender and its legal counsel.

     11.5 Exceptions to Covenants. No party to a Credit Paper may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Credit Paper if that action or omission would result in the breach of any other covenant contained in any Credit Paper.

     11.6 Survival. All covenants, agreements, undertakings, representations and warranties made in any of the Credit Papers (a) survive all closings under the Credit Papers until the Commitment has been terminated and the Obligations have been paid in full, and (b) except as otherwise indicated, are not affected by any investigation made by any party.

     11.7 Governing Law. The internal Laws of the State of Texas (excluding its conflict of laws provisions) and the United States of America shall govern the rights and duties of the parties to the Credit Papers and the validity, construction, enforcement and interpretation of the Credit Papers.

     11.8 Invalid Provisions. Any provision in any Credit Paper held to be illegal, invalid or unenforceable is fully severable, the appropriate Credit Paper shall be construed and enforced as if that provision had never been included and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. The Lender, the Company and each other party (if any) to the affected Credit Paper shall negotiate the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid and enforceable.

     11.9 Amendments, Waivers, Etc. and Conflicts. An amendment of--or an approval, consent or waiver by the Lender under--any Credit Paper must be in writing and must be executed by the party sought to be charged with the effect of such amendment, approval, consent or waiver. The Lender's rights under the Credit Papers may not be waived by course of dealing or failure or delay in the exercise of those rights. An approval, consent or waiver is only effective for the specific instance and purpose for which it is given. The Credit Papers may only be supplemented by papers delivered according to their respective express terms. Any conflict or ambiguity between this Agreement's provisions and any other Credit Paper's provisions must be resolved in favor of this Agreement's provisions.

     11.10 Multiple Counterparts. Any Credit Paper may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Credit Paper, it shall not be necessary to produce or account for more than one counterpart.

     11.11     Successors and Assigns.

          (a) This Agreement shall bind and benefit the Company, the Lender and their respective successors and assigns, except that the Company may not, directly or indirectly, assign, transfer or delegate (or attempt to do so) any of its rights, duties or obligations under any Credit Papers without the Lender's specific written consent;

          (b) the Lender, its successors and assigns, may freely sell, transfer or assign and resell, transfer or reassign, any of the Company's debt under the Credit Papers, the Working Capital Note or any related security and any Credit Papers to any Federal Reserve Bank or other Person, and may also sell, transfer, resell and retransfer participation interests in them and may disclose to any bona fide purchaser or prospective purchaser of any such debt, note, related security or participation interest, financial and other information concerning the Company and its corporate parent, Lomas Financial Corporation; provided that no such sale, transfer, resale or retransfer shall be made unless (i) all applicable laws, orders, rules and regulations of competent governmental authority having jurisdiction are complied with by both the Lender and its assignee, transferee or participant (and the Company does not, by virtue of the Credit Papers, assume any duty with respect to, or assure, any such compliance); (ii) in respect of the Credit Papers, the Company shall not have any direct obligation or liability to, or any obligations to negotiate or confer with, any such participant and
(iii) the Company shall be entitled to treat the Lender as the sole owner of all of its rights under the Credit Papers without regard to notice or actual knowledge of any such participation; provided further, that if the Lender shall irrevocably assign all of its rights under the Credit Papers to any purchaser, assignee, transferee or participant (the "Assignee"), then effective on the tenth (10th) day after written notice of such assignment is given to the Company, (1) the Assignee shall have all of the Lender's rights hereunder, (2) the Company shall be obligated directly to the Assignee and
(3) the Lender shall no longer be deemed a party to the Credit Papers; and

          (c) any purported assignment, transfer or sale in contravention of the foregoing provisions is void from its inception and not effective.

     11.12 Waiver of Jury Trial. The Company and the Lender each hereby knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under or in connection with the Credit Papers. Each of them is hereby authorized to submit, as conclusive evidence of such waiver of jury trial, this Agreement to a court that has jurisdiction over the subject matter of such litigation and the parties to this Agreement.

     11.13 ENTIRE AGREEMENT. THIS AGREEMENT, THE WORKING CAPITAL NOTE AND THE OTHER CREDIT PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED effective as of the date first above written.

1600 Viceroy                              LOMAS MORTGAGE USA, INC.
Dallas, Texas 75235
Attention:  Mr. Paul Fletcher
  Vice President and Assistant Treasurer
Telecopy No. (214) 879-5081               By:  /s/PAUL D. FLETCHER
                                             ------------------------------
Telephone No. (214) 879-7018              Name:  Paul D. Fletcher
                                                 --------------------------
                                          Title:  Senior Vice President
                                                  -------------------------

                                                              (the "Company")

712 Main Street                           TEXAS COMMERCE BANK
Houston, Texas  77002                       NATIONAL ASSOCIATION
Attention:  Manager, Corporate
  Real Estate Finance Group
Telecopy No. (713) 216-2182            By:  /s/CARLOTTA M. HUDLER
                                          ---------------------------------
Telephone No. (713) 216-5298           Name:  Carlotta M. Hudler
                                             ------------------------------
                                       Title:  Vice President
                                              -----------------------------

                                                               (the "Lender")

                                SCHEDULE 4.1

                               CLOSING PAPERS

        (All dated as of March 21, 1994, unless otherwise indicated)

LSZ  1.   3/94 SENIOR SECURED WORKING CAPITAL CREDIT AGREEMENT (the "3/94
          Credit Agreement") between Lomas Mortgage USA, Inc. (the "Company") and Texas Commerce Bank National Association (the "Lender"), accompanied by:

          Schedule 4.1   -    List of Closing Papers
          Schedule BB    -    Form of Borrowing Base Report
          Exhibit A      -    Form of the Working Capital Note
          Exhibit B      -    Credit Request
          Exhibit C      -    List of Approved Private Mortgage Insurers
          Exhibit D      -    Opinion of Company's General Counsel

LSZ  2.   WORKING CAPITAL NOTE in the face principal amount of $25,000,000, executed by the Company, payable to the order of the Lender, in the form of Exhibit A to the Credit Agreement

LSZ  3.   UCC FINANCING STATEMENT, executed by the Company, as debtor, in favor of the Lender, as secured party, to give notice of the Lender's security interest in the Collateral described in the Credit Agreement, for filing in the Office of the Secretary of State of the State of Texas

LG   4.   SECRETARY'S CERTIFICATE for the Company executed by the Secretary or any Assistant Secretary of the Company as to (a) the due incumbency of its officers authorized to execute or attest to the Credit Papers, (b) resolutions duly adopted by its directors approving and authorizing the execution of the Credit Papers, (c) any amendments to its corporate charter or articles of incorporation since the certificate furnished for the 6/93 Servicing Purchase Agreement, (d) any amendments to its Bylaws since the certificate furnished for the 6/93 Servicing Purchase Agreement, to which will be attached:

                Exhibit A   - Resolutions
                Exhibit B   - Copies of amendments to Charter or articles of
                              incorporation
                Exhibit C   - Copies of amendments to Bylaws

LG        5. UCC SEARCH REPORTS showing that no financing statements are on file in respect of any Collateral, as defined in the 3/94 Credit Agreement, other than item 3 above.

LG        6. CERTIFICATES OF QUALIFICATION, GOOD STANDING, AND AUTHORITY for
             the Company issued by the appropriate governmental officials for the States of Connecticut and Texas

LG        7. OPINION of General Counsel for the Company, in the form of
             Exhibit D to the Credit Agreement.

LSZ       8. Such other papers as the Lender may reasonably request.

                                 SCHEDULE BB

                            BORROWING BASE REPORT

                             Lomas Mortgage USA
                      Schedule of Eligible Receivables
                               March 16, 1994


                         General Ledger     Ineligible         Eligible
                             Balance        Receivables       Receivables
                         --------------   ---------------    --------------

Accrued interest         $    77,273.44   $    (77,273.44)   $         0.00
T&I Receivables           21,778,711.79    (17,222,570.24)     4,556,141.55
Foreclosure claims         5,920,940.90              0.00      5,920,940.90
Servicing                 22,828,442.76       (712,010.09)    22,116,432.67
Master servicing           3,798,666.33              0.00      3,798,666.33
Production                   484,425.00              0.00        484,425.00
Notes                      9,324,785.13              0.00      9,324,785.13
                         --------------   ---------------    --------------
                         $64,213,245.35   $(18,011,853.77)   $46,201,391.58
                         ==============   ===============    ==============

                             Lomas Mortgage USA
                           Borrowing Base Summary
                            As of March 16, 1994


     Receivable           Eligible        Borrowing Base
      Category           Receivable        Advance Rate      Borrowing Base
- ---------------------------------------------------------------------------
Servicing
  Receivables          $22,116,432.67           60%          $13,269,859.60

T&I Receivables          4,556,141.55           60%            2,733,684.93

Foreclosure claims       5,920,940.90           90%            5,328,846.81

Notes Receivable         9,324,785.13           60%            5,594,871.08

Other Receivables:
  Accrued Interest               0.00
  Master Servicing       3,798,666.33
  Production               484,425.00
  Total Other          --------------
    Receivables          4,283,091.33           60%            2,569,854.80
                                                             --------------
Total Eligible                           Total Borrowing
  Receivables          $46,201,391.58      Base              $29,497,117.22
                       ==============                        ==============



                                                        Lomas Mortgage USA
                                                Schedule of Receivables by Account
                                                          March 16, 1994

    Account                                                General Ledger           Ineligible            Eligible
    Number               Description                           Balance              Receivables          Receivables
    ------------    -------------------------------        --------------         ---------------      --------------

    1215-1500       Accr Int-Escrow Investments            $         0.00         $          0.00      $         0.00
    1215-2000       Accr Int-FHLMC T Bill                       77,273.44              (77,273.44)               0.00
    1215-2500       Accr Int-Mortgage Loans                          0.00                    0.00                0.00
    1215-3000       Accr Int-Swaps                                   0.00                    0.00                0.00
    1215-3500       Accr Int-S/T Investment                          0.00                    0.00                0.00
    1215-4000       Accr Int-Other                                   0.00                    0.00                0.00
                                                           --------------         ---------------      --------------
                      Total Accrued Interest                    77,273.44              (77,273.44)               0.00

    1225-6000       Escrow (T&I) Advances                   21,778,711.79          (17,222,570.24)       4,556,141.55
    p/o 1225-6700   DLJ Quality Escrow Adv.                          0.00                    0.00                0.00
    p/o 1225-6600   USAA Escrow Advances                             0.00                    0.00                0.00
                                                           --------------         ---------------      --------------
                      Total T & I Receivable                21,778,711.79          (17,222,570.24)       4,556,141.55

    1225-3200       Foreclosure Claims                        (777,959.38)                   0.00         (777,959.38)
    1225-3200       Foreclosure Claims-Leader                        0.00                    0.00                0.00
    1225-3400       GNMA Custodial Account                   6,698,900.28                    0.00        6,698,900.28
    p/o 1225-6100   Liq & Preserv advances                           0.00                    0.00                0.00
                                                           --------------         ---------------      --------------
                      Total Foreclosure Claims               5,920,940.90                    0.00        5,920,940.90

    1225-1000       MLS cash clearing                       (8,978,188.34)           8,978,188.34                0.00
    1225-1200       MLS cash settlement                     10,824,050.54          (10,824,050.54)               0.00
    1225-1500       LAD-ret cks-corp deposit                     3,740.19               (3,740.19)               0.00
    1225-1600       LAD-ret cks-lock boxes                    (198,991.03)             198,991.03                0.00
    1225-1700       Bi-weekly prog return item                  24,611.04              (24,611.04)               0.00
    1225-2000       Tax trade                                  639,663.86                                  639,663.86
    1225-2100       Tax unbilled                                46,690.13                                   46,690.13
    1225-2200       Tax clearing                                13,458.10              (13,458.10)               0.00
    1225-2300       FHA subsidy advance                          7,921.97                                    7,921.97
    1225-2400       Overpaid assistance                        186,046.68                                  186,046.68
    1225-2500       Insurance advances                          61,805.48                                   61,805.48
    1225-2700       LAD-servicing sales                        983,993.43                                  983,993.43
    1225-2800       LAD-miscellaneous                          981,731.27             (981,731.27)               0.00
    1225-3000       Mortgage claim advances                    496,905.91                                  496,905.91
    1225-3100       Foreclosure miscellaneous advance           92,306.93              (92,306.93)               0.00
    1225-3300       FNMA specials                                    0.00    (1)                                 0.00
    1225-3500       Carteret advances                           54,843.22              (54,843.22)               0.00
    1225-3600       Sales-claims sold REOs                   1,286,870.00    (2)                         1,286,870.00
    1225-4000       LAD-servicing advances                     169,907.05                                  169,907.05
    1225-4100       National customer service advances          45,693.06                                   45,693.06
    1225-4200       Commercial loan misc adv                    13,986.03              (13,986.03)               0.00
    1225-4300       Misapplied payment adv                      39,635.01                                   39,635.01
    1225-4350       Bank recon project - IAD                (9,311,793.91)           9,311,793.91                0.00
    1225-4400       Cash/payoffs                               172,385.40             (172,385.40)               0.00
    1225-4500       Custodial advances                         121,271.68                                  121,271.68
    1225-4600       Private investor advances                   96,682.68              (96,682.68)               0.00
    1225-4700       Housing authorities advances               315,217.23             (315,217.23)               0.00
    1225-4800       GNMA advances                                    0.00                    0.00                0.00
    1225-4900       GNMA II advances                                 0.00                    0.00                0.00
    1225-5000       FNMA advances                               18,294.38              (18,294.38)               0.00
    1225-5100       OMBS advances                            4,293,442.76           (4,293,442.76)               0.00
    1225-5200       FHLMC advances                             708,757.04             (708,757.04)               0.00
    1225-5300       Soldiers relief act advances               220,637.03             (220,637.03)               0.00
    1225-5400       GNMA pool to security adv diff             185,766.40                                  185,766.40
    1225-6100       Liq & Preserv advances                  15,332,471.73                               15,332,471.73
    p/o 1225-6100   Recorded in Foreclosure Claims                   0.00                                        0.00
    1225-6200       Short poff suspense advances               158,996.17                                  158,996.17
    1225-6300       Unapplied suspense advances                 98,002.62                                   98,002.62
    1225-6400       Acq loans suspense pending                   4,699.75                                    4,699.75
    1225-6500       Other prod acct advances                    (3,375.45)                                  (3,375.45)
    1225-6600       Escrow deficits-USAA                       137,130.80                                  137,130.80
    p/o 1225-6600   Recorded in T&I Receivable                       0.00                    0.00                0.00
    1225-6700       Escrow deficits-Quality                  2,104,423.72                                2,104,423.72
    p/o 1225-6700   Recorded in T&I Receivable                       0.00                    0.00                0.00
    1225-6800       Escrow deficits-LMP,LP                      53,459.88              (53,459.88)               0.00
    1225-6900       Escrow deficits-subserv collected       (2,635,519.32)                              (2,635,519.32)
    1225-7000       Escrow deficits-Subservicing             2,509,370.30                                2,509,370.30
    1225-7100       Escrow deficits-Associates                     564.20                 (564.20)               0.00
    1225-8000       Mortgage plan insurance                    287,867.34             (287,867.34)               0.00
    1225-8100       Third party buydowns                        46,055.45                                   46,055.45
    1225-8200       Subservicing misc                           91,756.24                                   91,756.24
    1225-9000       Misc rec from LMP,LP                     1,024,908.93           (1,024,908.93)               0.00
    1225-9100       Misc rec from LMP                               39.18                  (39.18)               0.00
    1225-9810       IAD-Servicing Receivable                       250.00                    0.00              250.00
                                                           --------------         ---------------      --------------
                      Total Servicing Receivables           22,828,442.76             (712,010.09)      22,116,432.67

    1230-1000       MSD-Admin Fee Accrual                            0.00                    0.00                0.00
    1230-2000       MSD-Corporate Advances                   3,798,666.33                    0.00        3,798,666.33
                                                           --------------         ---------------      --------------
                      Total Master Servicing Rec             3,798,666.33                    0.00        3,798,666.33

    1240-1000       Acquisitions/Prod Receivable                64,365.00                    0.00           64,365.00
    1240-2000       GNMA Pool Settlements                            0.00                    0.00                0.00
    1240-3000       PERS Consumer Loan Advance                 420,060.00                    0.00          420,060.00
                      Total Production Receivable              484,425.00                    0.00          484,425.00

    1285-1000       N/R Landel Plaza                         2,045,470.11                    0.00        2,045,470.11
    1285-1300       N/R Landel Plaza - Rent                      6,979.80                    0.00            6,979.80
    1285-2000       N/R United Trust Fund                    7,272,335.22                    0.00        7,272,335.22
                                                           --------------         ---------------      --------------
                      Total Notes Receivable                 9,324,785.13                    0.00        9,324,785.13

                      Total Receivables                    $64,213,245.35         $(18,011,853.77)     $46,201,391.58
                                                           ==============         ===============      ==============

     (1)  Reverse $(2,520,017.37) for additional funds received from FNMA for March repurchases. Lomas will pay for repurchases of
          FNMA special loans on March 18th.

     (2)  February accrual to be reversed when March accrual is posted.

                                 EXHIBIT A

                     (The "3/94 Working Capital Note")

$25,000,000                   Houston, Texas                 March 21, 1994

     ON OR BEFORE MARCH 20, 1995, FOR VALUE RECEIVED, LOMAS MORTGAGE USA, INC. (the "Company"), a Connecticut corporation, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Payee"), a national banking association at 712 Main Street, Houston, Texas 77002 or at such other place as the holder (the "Holder", whether or not Payee is such holder) of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Twenty-five Million Dollars ($25,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the Stated Rate, and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

     1. Definitions. In addition to the definitions given above, the definitions given in the 3/94 Senior Secured Working Capital Credit Agreement dated as of March 21, 1994, as it may from time to time in the future may be supplemented, amended or restated (the "Credit Agreement") between the Company and Payee, for capitalized terms that are used in this note shall apply here as well as there, and the following term has this meaning when used in this note:

    "Prime Rate" means, on any day, the prime rate for that day as announced by Payee and entered in the minutes of its Loan and Discount Committee. The Prime Rate is a reference rate and does not necessarily represent Payee's best or lowest rate or a favored rate, and Payee disclaims any statement, representation or warranty to the contrary. In case of any dispute as to what the Prime Rate was on any day, the certificate of Payee's chief credit officer shall be conclusive.

     "Stated Rate" means, for any day, a rate per annum equal to the Prime Rate for that day; provided that if on any day, the Stated Rate shall exceed the Ceiling Rate for that day, then the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid balance of this note equals the total amount of interest that would have accrued if there were no Ceiling Rate. However, neither the maturity of this note nor the Company's privilege to prepay it shall be affected by this paragraph, and if this note matures (or is prepaid) before such equality is achieved, then, in addition to the unpaid principal and accrued interest then owing pursuant to the other provisions of this note, the Company promises to pay

                                        INITIALLED FOR
                                        IDENTIFICATION:
                                                        ---------------

                                Page 1 of 5

on demand to the order of Holder interest in an amount equal to the excess (if any) of (a) the lesser of (i) the total interest that would have accrued on this note if the Stated Rate had been defined as equal to the Ceiling Rate from time to time in effect and (ii) the total interest which would have accrued on this note if the Stated Rate were not so prohibited from exceeding the Ceiling Rate, over (b) the total interest actually accrued hereon to such maturity (or prepayment) date.

     2. Rates Change Automatically and Without Notice. Without notice to the Company or any other Person and to the full extent allowed by applicable law from time to time in effect, the Stated Rate, the Past Due Rate and the Ceiling Rate shall each automatically fluctuate upward and downward as and in the amount by which the Prime Rate, the Past Due Rate and the maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate.

     3. Excess Interest Will be Refunded or Credited. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling Rate, Holder shall refund to the payor or, at Holder's option, credit against the principal of note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate.

     4. Interest Will be Spread. To the extent (if any) necessary to avoid violation of applicable usury laws (or to minimize the extent of the violation if complete avoidance is impossible for any reason, it being the intent and purpose of the Company and all Holders to comply strictly with all applicable usury and other laws), all sums paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

     5. Payment Schedule. Principal of this note and accrued interest on it shall be due and payable as provided in the Credit Agreement; provided, that on March 16, 1995, its final stated maturity date, all principal of this note and all accrued interest then unpaid shall be finally due and payable. All such scheduled payments shall be applied first to accrued interest and the balance (if any) shall be applied to principal.

     6. Prepayment. The Company may prepay this note in accordance with and subject to the provisions of the Credit Agreement.

     7. The Credit Agreement, this Note and its Security. This note is the Working Capital Note as defined in the Credit Agreement, it is issued pursuant to the Credit Agreement (to which reference is made for all purposes) and may be referred to as the "3/94 Working Capital Note", and as it may hereafter be renewed, extended, rearranged, increased, decreased, modified or replaced may be referred to as the "Working Capital Note". Holder is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes, among other security, the

                                        INITIALLED FOR
                                        IDENTIFICATION:
                                                        ---------------

                                Page 2 of 5

security interests granted by Section 3 of the Credit Agreement (as such Section may have been modified and/or renumbered under the Credit
Agreement.)

     8. Revolving Credit. Upon and subject to the terms and conditions of the Credit Agreement, the Company may borrow, repay and reborrow against this note under the circumstances, in the manner and for the purposes
specified in the Credit Agreement, but for no other purposes.   Advances
against this note by Payee or other Holder shall be governed by the terms of the Credit Agreement. The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of the Company. Absent manifest error, Holder's computer records shall on any day conclusively evidence the unpaid balance of this note and its advances and payments history posted up to that day. All loans and advances and all payments and permitted prepayments made hereon may be (but are not required to be) endorsed by or on behalf of Holder on the schedule which is attached as Annex I hereto (which is hereby made a part hereof for all purposes) or otherwise recorded in Holder's computer or manual records; provided, that any failure to make notation of (a) any principal advance or accrual of interest shall not cancel, limit or otherwise affect the Company's obligations or any Holder's rights with respect to that advance or accrual, or (b) any payment or permitted prepayment of principal or interest shall not cancel, limit or otherwise affect the Company's entitlement to credit for that payment as of the date of its receipt by Holder.

     9. Defaults and Remedies. Any Default Event under the Credit Agreement or any other Credit Papers shall constitute a Default Event under this note and all other Credit Papers and shall have the consequences provided for in the Credit Agreement. Holder may waive any default without waiving any other prior or subsequent default. Holder or the Lender may remedy any default without Holder's waiving the default remedied. Holder's or the Lender's failure to exercise any right, power or remedy upon any default shall not be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder or the Lender of any right, power or remedy shall exhaust it or shall preclude any other or future exercise of it, and every such right, power or remedy under this note, any of the other Credit Papers or applicable Law may be exercised at any time and from time to time. No modification or waiver of any provision of this note nor consent to any departure by the Company from its terms shall be effective unless it is in writing and signed by Holder (or, if authorized for that purpose by the Credit Agreement, the Lender), and then such waiver or consent shall be effective only in the specific instance given, for the purposes for which given and to the extent therein specified.

     EDG Legal Costs. If any Holder or the Lender retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if the Company or anyone claiming by, through or under the Company sues any Holder in

                                        INITIALLED FOR
                                        IDENTIFICATION:
                                                        ---------------

                                Page 3 of 5

connection with this note or any such papers and does not prevail, then the Company agrees to pay to each such Holder and the Lender, respectively, in addition to principal and interest, all reasonable costs and expenses incurred by such Holder or the Lender in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. An amount equal to ten percent (10%) of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys' fees unless a Holder, the Lender or the Company timely pleads otherwise to a court of competent jurisdiction.

     11. Waivers. The Company and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     12. Governing Law, Jurisdiction and Venue. This note shall be governed by and construed in accordance with the laws of the State of Texas (except its conflicts of law provisions) and the United States of America from time to time in effect. The Company and all endorsers, guarantors and sureties each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Texas and the state district courts of Harris County, Texas, for purposes of all legal proceedings arising out of or relating to this note, the debt evidenced hereby or any loan agreement, security agreement, guaranty or other papers or agreements relating to this note. To the fullest extent permitted by law, the Company and all endorsers, guarantors and sureties each irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue for any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Harris County, Texas shall be a proper place of venue for suit on or in respect of this note. Nothing

                                        INITIALLED FOR
                                        IDENTIFICATION:
                                                        ---------------

                                Page 4 of 5

herein shall affect the right of the Company or any Holder at any time to initiate any suit in the United States District Court for the Southern District of Texas, Houston Division, or to remove any pending suit to that Court.

     13. General Purpose of Loan. The Company warrants and represents to Payee and all other Holders that all loans evidenced by this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

                                   LOMAS MORTGAGE USA, INC. (the "Company")

                                   By:
                                      -----------------------------------
                                   Name:
                                         --------------------------------
                                   Title:
                                         --------------------------------






































                                Page 5 of 5


                                            ANNEX 1
                                        to $25,000,000
                                   Lomas Mortgage USA, Inc.
                                   3/94 Working Capital Note

                         LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

_______________________________________________________________________________
           | Payment        |            |           |          |
Date of    | Applied on     | Payment    |           |          | Name of
Payment or | (or advance    | Applied on | Principal | Interest | Person Making
Advance    | vs.) Principal | Interest   | Balance   | Paid to  | Notation
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------
           |                |            |           |          |
           |                |            |           |          |
- -----------|----------------|------------|-----------|----------|---------------

/TABLE

                                 EXHIBIT B

                              CREDIT REQUEST


LENDER:   Texas Commerce Bank National Association

COMPANY:  Lomas Mortgage USA, Inc.

DATE:          _____________________, 199____


- ---------------------------------------------------------------------------


     This request is delivered under the 3/94 Senior Secured Working Capital Credit Agreement (as supplemented, amended or restated from time to time, the "Credit Agreement") dated as of March 21, 1994, between the Company and the Lender. Unless they are otherwise defined in this request, terms defined in the Credit Agreement have the same meanings here as there.


     This request is for a $_______________________ Borrowing (the "Requested Borrowing") to be funded on __________________, 199____ (the "Requested Borrowing Date"). Please fund the Requested Borrowing in the manner specified in Section 2.2(b) of the Credit Agreement.

     This Borrowing is to finance the Company's existing Eligible Working Capital Collateral. The attached current Borrowing Base Report demonstrates that, after giving effect to the $________________ Advance that is requested in this paragraph, the outstanding principal of the Loan will not exceed the Working Capital Collateral Value of such existing Collateral.

     The undersigned Company officer hereby certifies that as of the Requested Borrowing Date, after giving effect to the Requested Borrowing,
(a) the Loan will not exceed the lesser of (i) the Commitment or (ii) the aggregate Working Capital Collateral Value of all Collateral in which the Lender then has an enforceable, first and prior perfected security interest, (b) the Company is entitled to receive the Requested Borrowing under the Credit Agreement, (c) all other items that the Company is required by the Credit Agreement to furnish to the Lender for this Requested Borrowing and otherwise have been delivered, or will be delivered before this Requested Borrowing is funded, in all respects as required by the Credit Agreement and the other Credit Papers, (d) no Default Event has occurred that the Lender has not declared in writing to have been cured or waived, (e) no Potential Default has occurred that has not been cured before it shall have become a Default Event and (f) the Company's representations and warranties stated in the Credit Papers are true and correct in all material respects except only to the extent that (1) a representation or warranty speaks to a specific date or (2) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Credit Papers.

                                             LOMAS MORTGAGE USA, INC.



                                             By
                                                ---------------------------
                                             (Name)
                                                    -----------------------
                                        (1) (Title)
                                                    -----------------------



(1) Must be the President, Treasurer or Assistant Treasurer, a Vice President or the Controller of the Company.

                                 EXHIBIT C

                LIST OF APPROVED PRIVATE MORTGAGE INSURERS


                                  (None)

                                 EXHIBIT D

            BASIC FORM OF OPINION OF COMPANY'S GENERAL COUNSEL


                              March 21, 1994


Texas Commerce Bank
  National Association, Agent
712 Main Street
Houston, Texas  77002

     Re: 3/94 Senior Secured Working Capital Credit Agreement dated March 21, 1994 (the "3/94 Credit Agreement") between Lomas Mortgage USA, Inc. (the "Company") and Texas Commerce Bank National Association (the "Lender")

Ladies and Gentlemen:

     I am general counsel for the Company, and have acted as such in connection with the 3/94 Credit Agreement. This opinion is rendered to you in compliance with Section 4.1 of the 3/94 Credit Agreement.

     Unless otherwise defined in this opinion, or unless the context requires a different meaning, each capitalized term that is defined in the 3/94 Credit Agreement (or is defined by reference in the 3/94 Credit Agreement to another paper) and is used in this opinion has the same meaning here as there.

     In my capacity as general counsel, I have examined:

     a.   the Credit Papers;

     b. the Company's articles or certificate of incorporation and bylaws;

     c. the records of the corporate proceedings and actions of the Company's board of directors with respect to the Credit Papers and the transactions that they contemplate;

     d. a certificate of good standing of the Company from each of the States of Connecticut and Texas; and

     e. such other documents and matters as I have deemed necessary to render the opinions set forth in this letter, subject the limitations, assumptions and qualifications noted below.

I have been furnished with--and, with the consent of the Lender have relied on--certificates of the Company's officers (copies of which certificates have been provided to you) and other information supplied by them with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary. I have also assumed the authenticity of all materials so examined and the genuineness of signatures on them. For purposes of my opinions I have assumed the due authorization, execution, delivery and performance of the 3/94 Credit Agreement by the Lender.

     Based on the foregoing, and subject to the assumptions and qualifications set forth later in this letter, it is my opinion that:

     14. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Connecticut, (b) has the full legal power and authority to own its Property and carry on its business as currently conducted and (c) is duly qualified to transact business as a foreign corporation and licensed to operate as a mortgage company in each jurisdiction where the nature of the business it transacts or Property it owns requires such qualification or licensing, except in jurisdictions where the failure to be in good standing or be licensed (as the case may be) would have no Material Adverse Effect.

     15. The Company has the requisite corporate power and authority to execute, deliver and comply with the terms of the 3/94 Credit Agreement, the Working Capital Note and the other Credit Papers.

     16. The Company's execution, delivery and performance of the 3/94 Credit Agreement, the Working Capital Note and the other Credit Papers (a) have been duly authorized by all necessary corporate action on the part of the Company, (b) do not conflict with the Company's articles or certificate of incorporation or bylaws, (c) do not conflict with any Laws or Legal Requirements, (d) do not conflict with any agreement or instrument ("Company Papers") to which the Company is a party or by which the Company or any of its Property is bound or affected, (e) do not result in a breach of any Company Papers, (f) do not constitute a default under any Company Papers, (g) do not require any consent under any Company Papers, (h) do not result in the creation of any Lien upon any of the Company's Property or assets (except for the Liens created by the Credit Papers) and (i) do not result in acceleration of any of the Company's debt under any of the Company Papers or trigger any right of any such acceleration.

     17. The 3/94 Credit Agreement and the Working Capital Note each constitute legal, valid and binding obligations of the Company and grant perfected Liens in the Collateral to the Lender enforceable in accordance with their respective terms, except as limited by (i) bankruptcy, insolvency or other such Laws in effect affecting the enforcement of creditors' rights generally and (ii) the application of equitable principles.

     18. The Company is not an "investment company" or "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     19. There are no claims, suits or proceedings pending, threatened or reasonably anticipated against or affecting the Company or with respect to any of the Credit Papers or any transactions contemplated in them which, if adversely affected, could reasonably be expected to result in a Material Adverse Effect.

     [Qualifications agreed to by the issuer and the Lender and its legal counsel may be put here.]

                                   Very truly yours,